Exhibit 10.8
AMPAC FINE CHEMICALS LLC PENSION PLAN
FOR SALARIED EMPLOYEES

AMPAC FINE CHEMICALS LLC PENSION PLAN
FOR SALARIED EMPLOYEES

v

SCHEDULES (A, B, C, D)

AMPAC FINE CHEMICALS LLC PENSION PLAN
FOR SALARIED EMPLOYEES
ARTICLE I
GENERAL MATTERS AND PURPOSE
     1.1 General. This document sets forth the provisions of the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees (“Plan”) as in effect from and after December 1, 2005. This document reflects provisions of the Plan applicable to salaried employees at Ampac Fine Chemicals LLC.
     This Plan was established on December 1, 2005 and received a transfer of assets and liabilities from the GenCorp Consolidated Pension Plan with respect to certain participants therein who became salaried employees of Ampac Fine Chemicals LLC on December 1, 2005.
     1.2 Purpose of Plan. The purpose of the Plan is to provide pension benefits for eligible salaried employees of Ampac Fine Chemicals LLC and for eligible salaried employees of Member Companies, as defined herein.

ARTICLE II
EFFECTIVE DATE
     The effective date of the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees is December 1, 2005.

ARTICLE III
DEFINITIONS
     The following words and phrases as used in this instrument shall have the meaning stated in this Article III unless it shall appear from the context that they have a plainly different meaning:
     3.1 Actuarial Equivalent. “Actuarial Equivalent” means an amount which, at the date of determination, is actuarially equivalent to the Pension Benefit or any other benefit required to be calculated hereunder, computed using the interest rate and the mortality table specified below:
     (a) Except as provided in subsection (b), the interest rate shall be 8 1/2% and the mortality table shall be the Group Annuity Table for 1983, set back by two years for a Participant and four years for a spouse or other joint participant.
     (b) For determinations of actuarial equivalents in the form of lump sum payments, the actuarial factors shall be determined using whichever of the factors described below results in the largest value: (i) the factors specified in subsection (a); or (ii) the mortality table specified in subsection (a) and the interest rate published by the Pension Benefit Guaranty Corporation (as of the first day of the Plan Year in which such determination is made) for the purpose of determining the present value of benefits for terminating single-employer plans; or (iii) the applicable mortality table and the applicable interest rate, as defined below:
     (A) The term “applicable mortality table” shall mean the table prescribed by the Secretary of the Treasury under Code Section 417(e)(3). As of

December 1, 2005, the applicable mortality table is the table prescribed in Rev. Rul. 2001-62.
     (B) The term “applicable interest rate” mean the annual rate of interest on 30-year Treasury securities as specified by the Commissions of Internal Revenue for the month preceding the Plan Year in which falls the Annuity Starting Date for the distribution.
     3.2 Aerojet Plan. “Aerojet Plan” shall mean the Aerojet-General Corporation Consolidated Pension Plan.
     3.3 AFC Plan. “AFC Plan” shall mean the Aerojet Fine Chemical LLC Consolidated Pension Plan.
     3.4 Affiliated Company. “Affiliated Company” shall mean (a) any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code), which group also includes the Company, (b) any trade or business which is under common control with the Company (within the meaning of Section 414(c) of the Internal Revenue Code), and (c) any member of an affiliated service group (within the meaning of Section 414(m) or the Internal Revenue Code) which includes the Company.
     3.5 Annual Earnings.
     (a) “Annual Earnings” shall mean the actual salary paid to a Participant during a Plan Year by a Member Company (including bonuses, commissions and overtime payments paid by a Member Company to the Participant during the Plan Year) plus amounts which would have been paid to the Participant during the Plan Year but for his elections to defer such amounts to be contributed on a pre-tax basis to an Ampac Fine Chemicals LLC employee benefit plan under Code sections 125, 132(f)(4), 401(k), 403(b)

and 457. The term “Annual Earnings” shall not include payments with respect to any period during which the individual is not eligible, as provided in Article IV, to accrue benefits hereunder. The amount of a Participant’s Annual Earnings shall be annualized to represent a full Plan Year. For the purpose of calculating Annual Earnings for a period prior to December 1, 2005, Annual Earnings shall include amounts earned as compensation for services performed in the employment of a “Member Company” to the extent such amounts are included in “Annual Earnings” as those terms were defined in Program D as in effect on November 30, 2005.
     (b) The Annual Earnings of a Participant for a Plan Year, which is taken into account for any purpose, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the Plan Year that begins within such calendar year. For purposes of determining benefit accruals under this Plan, compensation or earnings for any prior determination period under a predecessor plan will be subject to the limitations of this Subsection.
     3.6 Annuity Starting Date. “Annuity Starting Date” shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.
     3.7 Average Annual Earnings. “Average Annual Earnings” shall mean the average of a Participant’s Annual Earnings (in all cases annualized to represent a full Plan Year) for the five (5) Plan Years immediately preceding the date of the Participant’s termination of employment with a Member Company.

     3.8 Average Social Security Wage Base. For purposes of Section 7.3, “Average Social Security Wage Base” means, for each Plan Year, the average, rounded to the nearest whole multiple of $600.00, of the Social Security taxable wage bases for the 35 consecutive calendar years ending with the calendar year in which such Plan Year begins.
     3.9 Beneficiary. “Beneficiary” shall mean the person (other than a Joint Annuitant) designated by a Participant, in accordance with Article XIII and pursuant to a Qualified Election, to receive any benefits payable in the event of the death of the Participant, his Spouse, and his designated Joint Annuitant, as the case may be.
     3.10 Board of Directors. “Board of Directors” shall mean the Board of Directors of American Pacific Corporation.
     3.11 Break in Service. “Break in Service” or “Break” shall mean a Plan Year during which a Participant completes fewer than five hundred (500) Hours of Service. Solely for purposes of determining whether a Participant has sustained a Break in Service, an Employee’s Hours of Service shall also include the following (to the extent not included in the definition of Hours of Service in this Article III):
     (a) Any period of layoff (not exceeding twenty-four (24) months) provided that the Employee returns to the employ of a Member Company or Affiliated Company within such twenty-four (24) month period;
     (b) Any period of absence (other than an absence described in subsection (c) below) pursuant to a Leave of Absence, provided that the Employee returns to the employ of a Member Company or an Affiliated Company immediately upon expiration of such Leave of Absence, and

     (c) Any period of absence, by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following the birth or placement of such child.
     The number of additional Hours of Service deemed completed pursuant to subsections (a) and (b) above, shall be in accordance with the Employee’s customary schedule of employment. The number of additional Hours of Service deemed completed pursuant to subsection (c) above, shall be in accordance with the Employee’s customary schedule of employment, provided, however that no more than five hundred and one (501) Hours of Service shall be deemed to have been completed with respect to absences with respect to a single pregnancy, birth or placement described in subsection (c). Hours deemed completed pursuant to subsection (c) shall be credited to the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a Break in Service in such Plan Year solely because of such additional Hours, and in any other case, in the immediately following Plan Year. The Pension Plan Committee may require, as a condition of recognizing any Hours pursuant to subsection (c), that the Employee provide such information as the Pension Plan Committee reasonably requests to establish the reason for the absence and the number of days for which there was such an absence.
     3.12 Company. “Company” shall mean Ampac Fine Chemicals LLC.
     3.13 Credited Service. “Credited Service” shall mean the number of years of Credited Service of a Participant determined in accordance with this Section, which shall be considered in determining a Participant’s benefits under this Plan. A Participant shall be deemed to accrue a full year of Credited Service in each Plan Year in which he completes at least two thousand eighty (2,080) Hours of Service. In addition, in any Plan Year in which the Participant completes less than two thousand eighty (2,080) Hours of Service, a Participant shall be deemed to complete one-twelfth (1/12) of a year of Credited Service for each one hundred seventy-three (173) Hours of Service completed during such Plan Year. With respect to employees who were employed by Aerojet Fine Chemicals LLC on June 1, 2000 and who became Participants on December 1, 2005 as the result of the transfer of assets and liabilities to this Plan from Program D, “Credited Service” shall also include “Credited Service” as of November 30, 2005 as that term was defined in Program D as in effect on that date as set forth in Schedule D. In the case of an employee who became an employee of Aerojet Fine Chemicals LLC after June 1, 2000 and who became a Participant on December 1, 2005 as the result of a transfer of assets and liabilities to this Plan from Program D, “Credited Service” shall also include “Credited Service” earned after becoming an employee of Aerojet Fine Chemicals LLC, as that term was defined in Program D as in effect on November 30, 2005 as set forth in Schedule D but shall not include any prior service that may have been recognized under the Aerojet Plan or the Pension Plan for Salaried Employees of GenCorp Inc. (subsequently known as the GenCorp Consolidated Pension Plan (Program “B”). Credited Service shall also include Credited Service accrued in the case of certain total and permanent disability as provided in Section 8.1. For purposes of determining a Participant’s Credited Service the following rules shall apply:
     (a) Hours of Service shall not be taken into account which are accrued by a Participant for service other than as an Employee, as defined in this instrument, or which are accrued during any period that the Employee is covered under any other pension or retirement plan to which the Company contributes, except a federal, state, social security or similar welfare program;
     (b) In the case of any Participant who has a Break in Service and who, immediately preceding such Break does not have a vested right to Pension Benefits under this Plan, the Credited Service of such Participant accrued under this Plan prior to such Break shall not be taken into account if the number of consecutive Breaks in Service exceeds the greater of (i) five (5) or (ii) the aggregate number of years of Cumulative Service (including Cumulative Service deemed to be earned by reason of service for a Member Company or an Affiliated Company pursuant to Article XVI) prior to such Break. Such aggregate number of years of Cumulative Service prior to such Break shall not include any years of Cumulative Service not required to be taken into account under this subsection (d) by reason of any prior Break in Service.
     (c) In the case of any Participant who has a Break in Service and who, immediately preceding such Break does not have a vested right to Pension Benefits under this Plan, the Credited Service of such Participant prior to such Break shall not be taken into account until the end of a twelve (12) consecutive month period commencing after such Break in which the Participant completes at least one thousand (1,000) Hours of Service.
     (d) A Participant shall be eligible to accrue Credited Service as provided in this Section 3.10 for periods of employment after the Participant’s Normal Retirement Date.
     A Participant shall in no event be deemed to accrue more than one (1) full year of Credited Service with respect to any Plan Year.

     3.14 Cumulative Service. “Cumulative Service” shall mean the number of years of Cumulative Service of an Employee determined in accordance with this Section and Article XVI, which shall be considered in determining an Employee’s vesting in benefits under this Plan. An Employee shall be deemed to accrue a full year of Cumulative Service in each Plan Year in which he completes at least one thousand (1,000) Hours of Service. In addition, in any Plan Year in which the Employee completes less than one thousand (1,000) Hours of Service, an Employee shall be deemed to complete one-twelfth (1/12th) of a year of Cumulative Service for each one hundred seventy-three (173) Hours of Service completed during such Plan Year. With respect to employees who became Participants on December 1, 2005 as the result of the transfer of assets and liabilities to this Plan from Program D “Cumulative Service” shall also include “Cumulative Service” as of November 30, 2005 as that term was defined in Program D as in effect on that date and as set forth in Schedule D.
     For purposes of determining an Employee’s Cumulative Service, the following rules shall apply:
     (a) In the case of any Employee who has a Break in Service and who, immediately preceding such Break does not have a vested right to benefits under this Plan, the Cumulative Service of such Employee prior to such Break shall not be taken into account if the number of consecutive Breaks in Service exceeds the greater of (i) five (5) or (ii) the aggregate number of years of Cumulative Service (including Cumulative Service deemed to be earned by reason of service for a Member Company or an Affiliated Company pursuant to Article XVI) prior to such Break. Such aggregate number of years of Cumulative Service prior to such Break shall be deemed not to include any years of

Cumulative Service not required to be taken into account under this subsection (a) by reason of any prior Break in Service; and
     (b) In the case of any Employee who has a Break in Service and who, immediately preceding such Break does not have a vested right to benefits under this Plan, the Cumulative Service of such Employee prior to such Break shall not be taken into account until the end of a twelve (12) consecutive month period commencing after such Break in which the Employee completes at least one thousand (1,000) Hours of Service.
     An Employee shall in no event be deemed to accrue more than one (1) full year of Cumulative Service with respect to any Plan Year.
     Solely for purposes of determining a Participant’s Vested Percentage, the Participant’s Cumulative Service shall include any period during which the Participant was performing services for a Member Company pursuant to an arrangement between the Member Company and a leasing organization, whether or not the Participant was a Leased Employee during such period.
     Employment with any Affiliated Company or any other entity required to be aggregated with the Company pursuant to Code Section 414(o), will be treated as employment with the Company solely for purposes of determining a Participant’s Cumulative Service for vesting purposes under this Plan; provided, however, that unless otherwise specifically provided under the Plan, any individual receiving credited Hours of Service under this provision shall not be eligible to participate in the Plan or eligible to accrue benefits under the Plan unless the individual is an Employee of a Member Company.

     3.15 Disabled Participant. “Disabled Participant” shall mean a Participant whom the Pension Plan Committee determines has suffered a total and permanent disability within the meaning of Section 8.2 while he is a Participant in Employee status.
     3.16 Employee. “Employee” shall mean any person who is employed by a Member Company and who is compensated upon a salaried basis; provided in each case that the Member Company is required by applicable law to deduct federal income tax and social security tax amounts. The term “Employee” may, with the approval of the Pension Plan Committee, include any Employee who is loaned to another organization or entity for a period of time. However, unless otherwise designated by the Board of Directors, “Employee” does not include an individual who becomes employed by a Member Company through the:
     (a) Legal dissolution and winding up of an Affiliated Company which was not a Member Company; or
     (b) Merger into a Member Company of any other corporation or Affiliated Company which is not a Member Company; or
     (c) Transfer of all or part of the assets to a Member Company by another company together with a group of the transferor’s employees.
     3.17 Hour of Service. “Hour of Service” shall mean (a) each hour for which an Employee is paid, or entitled to payment, by the Company for the performance of duties as an Employee, (b) each hour for which an Employee is paid or entitled to payment by the Company on account of a period of time during which no duties are performed, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. Overtime work shall be credited as straight time.

          The determination of an Employee’s “Hours of Service” shall be governed by the following rules:
     (1) Hours of Service to be recognized during any period of time during which no duties are performed by the Employee shall be determined and credited pursuant to Department of Labor Regulations Sections 2530.200b-2(b) and (c), 29 C.F.R. §§ 2530.200b-2(b) and (c), with the following special provisions:
     (i) An Employee shall be deemed to complete eight (8) Hours of Service for each paid holiday not worked;
     (ii) An Employee shall be deemed to complete forty (40) Hours of Service for each week of paid vacation or week of paid sick leave not worked;
     (iii) An Employee shall be deemed to complete forty (40) Hours of Service for each week of military service with respect to which he is entitled to credit for such Hours of Service under applicable federal law (but only for such purposes as credit is required to be given under such law);
     (iv) An Employee shall be deemed to complete forty (40) Hours of Service for each week absent from work due to illness or accident and for which he is entitled to Workers’ Compensation benefits, subject to a maximum of six (6) months for each accident or illness.
     (v) No more than five hundred and one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties.

     (2) No Employee shall be deemed to earn Hours of Service solely by reason of receiving payments pursuant to a plan maintained for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws, nor shall an Employee be deemed to earn Hours of Service by reason of the receipt of payments which reimburse such Employee for medical or medically related expenses incurred by the Employee.
     (3) With respect to any period of service, an Employee shall not receive credit for Hours of Service pursuant to more than one provision of this definition.
     (4) An Employee who is not paid on the basis of a specified amount for each hour worked, shall, in lieu of any other method of computing Hours of Service (but subject to the limitations set forth in paragraph (1), above) be credited with forty-five (45) Hours of Service for each week or portion thereof during which such Employee performs one or more Hours of Service as an Employee.
     3.18 Joint Annuitant. “Joint Annuitant” shall mean the person designated by a Participant, pursuant to an election (including, where required, a Qualified Election) of an option provided by Section 11.2, to receive an annuity for life upon the death of the Participant after his retirement.
     3.19 Leased Employee. “Leased Employee” means any person (other than an Employee of a Member Company) who has performed services for a Member Company (or for a Member Company and related persons as determined under Code Section 414(n)(6) which services (i) are performed under an agreement between a Member Company and a leasing organization on a substantially full-time basis for a period of at least one (1) year, and (ii) are performed under the direction and control of the Member Company.
     Any Leased Employee will not be treated as an Employee of a Member Company for purposes of eligibility to participate in the Plan or for purposes of accrual of benefits under the Plan. However, a Leased Employee will be treated as an Employee of a Member Company for purposes of Code Sections 401(a), 410, 411, 415, and 416; provided, however, that a Leased Employee will not be treated as employed by the Member Company if (i) the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization that provides (A) a nonintegrated employer contribution of at least 10% of compensation, as defined in Code Section 415(c)(3), including amounts contributed pursuant to a salary reduction agreement that are excludible from the employee’s gross income under Code Sections 125, 402(e)(3), 401(h)(1)(B) or 403(b); (B) immediate participation; and (C) full and immediate vesting, and (ii) Leased Employees do not constitute more than twenty percent (20%) of the leasing organization’s nonhighly compensated employees, as that term is defined under Code Section 414(q).
     3.20 Leave of Absence. “Leave of Absence” shall mean a period of absence from regular employment which is approved by a Member Company. The employment of an Employee whose approved Leave of Absence is terminated without his returning to regular employment with the Company shall be terminated effective at the commencement of such Leave of Absence.
     3.21 Member Company. “Member Company” shall mean the Company, any Affiliated Company, or any division or unit of the Company or of an Affiliated Company which may be included in this Plan by designation by the Board of Directors, and in the case of an Affiliated Company, by adoption of this Plan by such Affiliated Company.
     3.22 Minimum Benefit. “Minimum Benefit” shall mean the monthly Minimum Benefit determined in accordance with Section 7.3.
     3.23 Normal Monthly Pension Benefit. “Normal Monthly Pension Benefit” shall mean the benefit described in Section 7.1.
     3.24 Participant. “Participant” shall mean a person who has become eligible to participate in this Plan in accordance with the provisions of Article IV, and who has not yet been paid in full any benefits to which he is entitled under the terms of this Plan.
     3.25 Pension Benefit. “Pension Benefit” shall mean the Normal Monthly Pension Benefit or the Minimum Benefit, whichever is applicable.
     3.26 Pension Plan Committee. “Pension Plan Committee” shall mean the Committee described in Section 17.1.
     3.27 Plan. “Plan” shall mean the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees.
     3.28 Plan Administrator. “Plan Administrator” shall mean the Sponsor or such other entity or person the Board of Directors may designate.
     3.29 Plan Year. “Plan Year” shall mean the fiscal year of the Plan. The Plan Year shall be the twelve (12) month period commencing each October 1 and ending the following September 30. The first Plan year will be the period beginning December 1, 2005 and ending on September 30, 2006.
     3.30 Program D. “Program D” shall mean the GenCorp Consolidated Pension Plan (Program D).

     3.31 Qualified Election. “Qualified Election” shall mean a Participant’s election, designation or waiver made under this Plan in accordance with the requirements of this Section and in the manner and form as prescribed by the Pension Plan Committee.
     (a) To the extent required under Section 417 of the Internal Revenue Code, no election, designation or waiver shall be deemed to be a Qualified Election unless the Spouse, if any, of the Participant consents in writing to such election, designation or waiver and acknowledges the effect of such election, designation or waiver. The Spouse’s consent to an election, designation or a waiver must be witnessed by a notary public.
     (b) Notwithstanding this consent requirement, if the Participant warrants to the Pension Plan Committee that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located or for any other reason as the Pension Plan Committee determines to be consistent with the requirements of Section 417 of the Code, a related election, designation or waiver without spousal consent may be deemed a Qualified Election; provided, however, that the Pension Plan Committee may require the Participant in such case to produce such evidence of the Spouse’s unavailability or other circumstances as the Pension Plan Committee deems to be appropriate.
     (c) A Qualified Election under this provision will be valid only with respect to the Spouse who consented to the Qualified Election, or in the event of a Qualified Election in which the Spouse’s consent has not been obtained, with respect to a designated Spouse (e.g., that Spouse who cannot be located).
     (d) A revocation of a prior election, designation or waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits, but any subsequent election, designation or waiver shall again be subject to the foregoing rules. Subject to the foregoing (relating to a change by a Participant), the consent by a Spouse to an election, designation or waiver shall be irrevocable. The number of revocations and subsequent elections, designations or waivers shall not be limited during any applicable election period.
     (e) An election, designation or waiver which, by reason of a failure to obtain required spousal consent could not be given effect when made, may later be given effect if at the relevant date the Participant has no Spouse or is not then otherwise required to have spousal consent.
     3.32 Retired Participant. “Retired Participant” shall mean a Participant who has retired and who is receiving benefits under this Plan.
     3.33 Sponsor “Sponsor” shall mean American Pacific Corporation.
     3.34 Spouse. “Spouse” shall mean, as required by the context of specific provisions of this instrument, the person to whom the Participant is lawfully married on the date on which payment of benefits commences or for purposes of the spousal death benefit under Article XIII, the person to whom such deceased Participant is married on the date of such Participant’s death.
     3.35 Trust Agreement. “Trust Agreement” shall mean the trust agreement effective as of December 1, 2005, by and between the Ampac Fine Chemicals LLC and/or American Pacific Corporation and the trustee designated therein, or such other trust agreement or agreements that may be established from time to time hereunder and as the same may from time to time be amended and/or restated.
     3.36 Trustee. “Trustee” shall mean the individuals and/or entity designated in the Trust Agreement, any successor named as provided in the Trust Agreement, and which executes a

Trust Agreement as Trustee, or any other Trustee or Trustees designated in any trust agreement or trust agreements which may be established to carry out the purposes of this Plan.
     3.37 Trust Fund. “Trust Fund” shall mean all cash and securities and all other assets of whatever nature deposited with or acquired by the Trustee or Trustees in the capacity of Trustee of this Plan and all accumulated income thereon.
     3.38 Vested Percentage. “Vested Percentage” shall mean the percentage of a Participant’s accrued Pension Benefit which is vested and nonforfeitable, determined according to Article X.

ARTICLE IV
PARTICIPATION IN PROGRAM “D”
     Every Employee who was a participant in Program D on November 30, 2005 and who became an Employee on December 1, 2005 shall become a Participant in this Plan and become eligible to accrue benefits under this Plan on December 1, 2005.
     Every other Employee shall become a Participant in this Plan and become eligible to accrue benefits hereunder, as of the first day of the month coinciding with or next following his most recent date of hire. No person shall be eligible to accrue benefits under this Plan during any period of time during which he is accruing benefits under any other pension or retirement plan to which the Company contributes (including the Ampac Fine Chemicals Pension Plan for Bargaining Employees), except a federal or state, social security or similar welfare program; nor shall any person be eligible to accrue benefits under this Plan during any period of time that such person is not an Employee, as defined in Article II, except as expressly provided in Article IX (relating to total and permanent disability).

ARTICLE V
MEMBER COMPANY CONTRIBUTIONS
     The Member Companies will from time to time contribute such amounts as are required under the provisions of the Employee Retirement Income Security Act of 1974, and at their option may contribute additional amounts as they deem desirable. All Member Company Contributions made hereunder shall be deposited with the Trustee and held as part of the Trust Fund.

ARTICLE VI
RETIREMENT
     6.1 Normal Retirement Date. The Normal Retirement Date of any Participant shall be the first day of the month coinciding with or next following his sixty-fifth (65th) birthday. Normal Retirement Age is age sixty-five (65).
     6.2 Early Retirement Date. Any Participant who is an Employee, who was credited with an hour of service under Program D for services before December 1, 1992, and who, on or after December 1, 1974, has attained age 55 and completed at least 5 years of Cumulative Service may elect to retire on an Early Retirement Date. A Participant who was not credited with an hour of service under Program D for services before December 1, 1992 may not elect to retire on an Early Retirement Date until he has attained age 55 and completed at least 10 years of Cumulative Service. Such Early Retirement Date shall be the first day of any month selected by the Participant which occurs before his Normal Retirement Date and after his satisfaction of the applicable age and service requirements set forth in this Section 6.2
     6.3 Late Retirement Date. A Participant who remains employed by the Company or an Affiliated Company beyond the date which would have been his Normal Retirement Date may retire as of the first day of any month thereafter, and the date of such subsequent retirement shall be his Late Retirement Date.

ARTICLE VII
DETERMINATION OF PENSION INCOME
     7.1 General. Upon his Normal Retirement Date each Participant shall be entitled to a Pension Benefit. The Normal Monthly Pension Benefit shall be determined as set forth in Section 7.2. The Pension Benefit to which a Participant shall be entitled will be the Normal Monthly Pension Benefit, or the Minimum Benefit determined as set forth in Section 7.3, whichever is greater plus, in the case of a Participant who became an employee of Aerojet Fine Chemicals LLC after June 1, 2000 and who became a Participant on December 1, 2005, the amount of the normal monthly pension benefit accrued to the Participant as of November 30, 2005 under the provisions of the GenCorp Consolidated Pension Plan (without regard to Programs C and D) in effect on that date and as set forth in Schedule D.
     The Pension Benefit to which any Participant, who was employed by the Aerojet Fine Chemicals LLC on June 1, 2000, is entitled under this Plan shall be offset and reduced by the amount of Pension Benefit such Participant is entitled to receive under the Aerojet Plan, assuming that payment of such Pension Benefit under the Aerojet Plan commences at the same time the Participant commences to receive his Pension Benefit under this Plan; provided, however, that for this purpose the value of that part of any Participant’s Pension Benefit under the Aerojet Plan that is attributable to Variable Benefit units shall be fixed as of December 1, 1999.
     The form in which benefits are payable is provided in Article X. The amount of benefits described below in Sections 7.2 through 7.5 is the amount of benefits payable in the form of a single life annuity.

     7.2 Normal Monthly Pension Benefit. The Normal Monthly Pension Benefit which a Participant accrues during a Plan Year shall be credited to him as of each such Plan Year. The total Normal Monthly Pension Benefit of a Participant shall be equal to the sum of the following:
     (a) The amount of the normal monthly pension benefit accrued to the Participant as of November 30, 2005, under the provisions of Program D as in effect on that date and as set forth in Schedule D.
     (b) A monthly amount equal to the sum of:
     (i) 1/12 of 1.625% of the lesser of his Annual Earnings and the Average Social Security Wage Base for such Plan Year, multiplied by the number of months of his Credited Service in such Plan Year from December 1, 2005 through the month in which he attains 35 years of Credited Service;
     (ii) 1/12 of 2.0% of the excess, if any, of his Annual Earnings over the Average Social Security Wage Base for such Plan Year, multiplied by the number of months of his Credited Service in such Plan Year from December 1, 2005 through the month in which he attains 35 years of Credited Service;
     (iii) 1/12 of 2.0% of his Annual Earnings for such Plan Year, multiplied by the number of months of his Credited Service in such Plan Year following the month in which he attains 35 years of Credited Service.
     7.3 Minimum Benefit. A Participant’s Minimum Benefit shall be the benefit calculated in accordance with subsection (a), (b), or (c), below, whichever is greatest. For this purpose, if the formula refers to a “plan year” prior to December 1, 2005, such “plan year” shall be the period beginning December 1, and ending the following November 30.

     (a) A monthly benefit equal to forty-four dollars ($44.00) per year of Credited Service.
     (b) 1/12 of the sum of (i), (ii) and (iii) where
     (i) equals the Participant’s years and twelfths of years of Credited Service not in excess of 35 years, multiplied by 1.125% of that portion of his Average Annual Earnings not in excess of the Average Social Security Wage Base,
     (ii) equals the Participant’s years and twelfths of years of Credited Service, not in excess of 35 years, multiplied by 1.5% of that portion, if any, of his Average Annual Earnings in excess of the Average Social Security Wage Base, and
     (iii) equals the Participant’s years and twelfths of years of Credited Service in excess of 35 years, multiplied by 1.5% of his Average Annual Earnings.
     (c) A monthly benefit equal to the sum of (i) and (ii) where
     (i) equals the sum of (A) and (B) where
     (A) equals 1/12 of 1.2% of the Participant’s Annual Earnings not in excess of $15,000 during each Plan Year prior to December 1, 1989 for which he was credited with Credited Service, and
     (B) equals 1/12 of 2.0% of the Participant’s Annual Earnings in excess of $15,000 during each Plan Year prior to December 1, 1989 for which he was credited with Credited Service, and
     (ii) equals the sum of (A) and (B) and (C) where

     (A) equals 1/12 of 1.625% of the lesser of his Annual Earnings and the Average Social Security Wage Base for each Plan Year commencing after November 30, 1989, multiplied by the number of months of his Credited Service in such Plan Year through the month in which he attains 35 years of Credited Service.
     (B) equals 1/12 of 2.0% of the excess, if any, of his Annual Earnings over the Average Social Security Wage Base for each Plan Year commencing after November 30, 1989, multiplied by the number of months of his Credited Service in such Plan Year through the month in which he attains 35 years of Credited Service; and
     (C) equals 1/12 of 2.0% of his Annual Earnings for each Plan Year commencing after November 30, 1989, multiplied by the number of months of his Credited Service in such Plan Year following the month in which he attains 35 years of Credited Service.
     If a Participant whose employment terminates is subsequently rehired, the determination of his Pension Benefit made on or after the time of his prior termination will be disregarded and a subsequent determination will be made on or after his later termination or later retirement at Retirement Date taking into account all service until such time, and such later determination shall be controlling.
As of each October 1, the benefits being paid to any person shall be compared to the benefits that would be paid to such person if such person’s benefits were based on a Minimum Benefit applicable to such person. For the Plan Year commencing as of such October 1, benefits shall be based on the applicable Minimum Benefit if an increase in benefits would thereby result. For purposes of applying the provisions of the two preceding sentences, unless expressly provided to the contrary in resolutions of the Board of Directors, no adopted change in any of the pension benefit calculations shall apply to or with respect to a Participant whose employment for the Company and all Affiliated Companies has terminated prior to the effective date of such change.
     7.4 Early Retirement.
     (a) If a person employed by a Member Company or an Affiliated Company elects to receive his Pension Benefit by retiring at an Early Retirement Date he shall receive his Vested Percentage of his Pension Benefit commencing on his Early Retirement Date or on such later date prior to his Normal Retirement Date which he shall designate. Such Pension Benefit shall be determined in the same manner as the Pension Benefit (whether Normal Monthly Pension Benefit or Minimum Benefit) payable on Normal Retirement Date, but shall be reduced by reason of the commencement of such benefits prior to Normal Retirement Date. Such reduction shall be in the amount of four-tenths of one percent (0.4%) for each month that the commencement of such Participant’s Pension Benefit precedes the first day of the month coinciding with or next following his sixty-second (62nd) birthday, with no reduction by virtue of its commencement on or after such a person’s sixty-second (62nd) birthday.
     (b) In the case of a person whose employment for the Company and all Affiliated Companies terminates with a vested right to a Pension Benefit (but who at the time of such termination is not eligible to retire on an Early Retirement Date) and who elects to receive such Pension Benefit commencing on the first day of any month coinciding with or following his fifty-fifth (55th) birthday, as provided in Section 9.2, the monthly amount of Pension Benefit (whether Normal Monthly Pension Benefit or

Minimum Benefit) shall be a reduced percentage of the Pension Benefit otherwise payable. Such reduced percentage shall be determined in accordance with Schedule A attached hereto and not in accordance with the percentage reduction set forth in the preceding subsection (a) of this Section 7.4.
     (c) A Participant who has a Spouse shall not be required to furnish the written consent of his Spouse to any election regarding the commencement of benefits prior to age sixty-five (65) provided such benefits are payable in the normal form under Section 10.1(a) or pursuant to the Participant’s Qualified Election to receive payment in an optional form under Section 10.2.
     7.5 Retirement On Late Retirement Date. If a Participant retires on a date which is subsequent to his Normal Retirement Date, the benefit to which he may be entitled shall commence as of the first day of the month coinciding with or next following the date of his actual retirement as though such date were his Normal Retirement Date; provided, however, in the case of a Participant who is a Five Percent Owner, as defined in Section 23.2(b), benefits shall commence no later than the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) even if he has not actually retired.
     7.6 Maximum Benefit Limitations. The maximum annual amount of Pension Benefits payable as a single life annuity described in Article X to a Participant under this Plan in any Plan Year (determined without regard to the special rule applicable to Participants who transferred from GenCorp Inc. to Aerojet Fine Chemicals LLC after June 1, 2000 and before December 1, 2005), shall be the lesser of:

     (a) Two and one-half percent (2-1/2%) multiplied by such Participant’s Credited Service (determined in the manner applicable to determining the Minimum Benefit) and further multiplied by his average Annual Earnings during his three (3) consecutive Plan Years which produces the highest annual average; and
     (b) One hundred twenty percent (120%) of his average Annual Earnings during his three (3) consecutive Plan Years which produces the highest annual average minus fifty percent (50%) of the annual primary social security benefit which such Participant is eligible to receive. In the case of a Participant retiring on or after Normal Retirement Date the annual primary social security benefit shall be the benefit which such Participant is eligible to receive upon retirement based upon social security benefit levels in effect at his Normal Retirement Date. In the case of a Participant terminating employment before Normal Retirement Date, the annual primary social security benefit shall be the benefit which such Participant would receive at Normal Retirement Date if he did not earn any further compensation until that date from any source and based upon social security benefit levels in effect on the date of his termination of employment.
     The primary social security benefit shall be determined for purposes of this Section 7.6 by the Pension Plan Committee. In making this determination, the Pension Plan Committee may estimate a Participant’s pre-separation salary history by applying a salary scale, projected backwards, to the Participant’s compensation as of the date on which his employment terminated. At the election of the Pension Plan Committee, said salary scale shall be either (a) the actual change in the average wages from year to year as determined by the Social Security Administration or (b) a level annual percentage in the amount of six percent (6%). Notwithstanding the foregoing, if the Pension Plan

Committee elects to estimate a Participant’s pre-separation salary history, in determining the primary social security benefit the Pension Plan Committee shall consider competent evidence supplied by a Participant of such Participant’s prior earnings history for social security purposes if such evidence is presented by the Participant not later than twelve (12) months after termination of employment with the Company and all Affiliated Companies, or the date the Participant is notified of the benefit under the Plan to which he is entitled.
     In no event, however, shall the total annual amount of Pension Benefits payable to a Participant exceed the limitation on benefits as provided in Article XXI.

ARTICLE VIII
DISABILITY PROVISION
     8.1 Disability Provision. A Participant in Employee status who through some unavoidable cause becomes totally and permanently disabled, as defined in Section 8.2, shall be eligible to accrue Cumulative and Credited Service in accordance with this Article VIII. Such accrual of Cumulative and Credited Service shall commence on the date that the Pension Plan Committee determines the Participant to be totally and permanently disabled, but not sooner than six (6) months following the cessation of active performance of duties by reason of disability. In the case of any Disabled Participant, for purposes of determining Pension Benefits with respect to Credited Service accrued in accordance with this Article VIII, the Annual Earnings of such Participant shall be deemed to include only the salary (excluding bonuses, commissions and overtime) of such Participant as in effect at the time of cessation of active performance of duties by reason of disability. The accrual of Cumulative Service and Credited Service provided herein shall continue until the earliest of the date (1) such total and permanent disability ceases (including but not limited to a cessation of such disability by reason of the cessation of Social Security disability benefits), (2) the Participant reaches Normal Retirement Date, (3) payment of his Pension Benefit commences, (4) the Participant fails to comply with examination requirements as provided in Section 8.4, or (5) the Participant engages in any regular occupation or employment subsequent to his disability as provided in Section 8.4.
     8.2 Determination of Total and Permanent Disability. A Participant shall be deemed to be totally and permanently disabled when (a) he is entitled to receive Social Security disability benefits and (b) on the basis of proof satisfactory to the Pension Plan Committee, the Pension Plan Committee determines that as a result of any physical or mental condition he is totally prevented from engaging in any regular occupation or employment for wage or profit (except such employment as is found by the Pension Plan Committee to be for purposes of rehabilitation) and the condition will, in the opinion of the physician or physicians, clinic or hospital who make the examination or examinations provided herein, be permanent, total and continuous for the remainder of his life. To the extent permitted by law, a Participant shall not be deemed disabled for the purposes of this section if, on the basis of proof satisfactory to it, the Pension Plan Committee determines that his disability arose from any intentionally self-inflicted injury or injury resulting from participation in any criminal undertaking or from service in the armed forces of any country, or consists of chronic alcoholism or addiction to narcotics (or injury or disease resulting there from). Application for Disability Benefits must be received no later than one year after your last date of active employment
     8.3 Early Commencement of Benefits. A Participant who is totally and permanently disabled and who has accrued Cumulative Service and Credited Service pursuant to Section 8.1, may, on or after attaining age fifty-five (55) and completing at least five (5) years of Cumulative Service, elect to have his accrued Pension Benefit commence on the first day of a month designated by the Participant coinciding with or after his fifty-fifth (55th) birthday and before his Normal Retirement Date. In such event the Pension Benefit to which he would otherwise be entitled shall be reduced by reason of the commencement of payments prior to Normal Retirement Date, in accordance with Section 7.4(a). If the Pension Benefit is paid in a form other than a single life annuity, the Pension Benefit also will be subject to such further reductions as are provided in Article X.
     8.4 Verification of Disability. A Participant who becomes totally and permanently disabled shall be required to submit to a medical examination and to such reexamination as the

Pension Plan Committee shall deem necessary in order to make a determination concerning his mental or physical condition. An individual who is accruing Cumulative and Credited Service pursuant to this Article VIII may be required to submit to a medical examination at any time, but not more often than once every six (6) months, to determine whether he is eligible to continue accruing such Cumulative and Credited Service. If on the basis of such examination it is determined by the Pension Plan Committee that such individual prior to attaining age sixty-five (65), has sufficiently recovered to engage in any regular occupation or employment for wage or profit, or if it is determined by the Pension Plan Committee that such individual has engaged in any regular occupation or employment subsequent to his disability (except such employment as is found by the Pension Plan Committee to be for purposes of rehabilitation), continued accrual of Cumulative and Credited Service shall cease as of the date determined by the Pension Plan Committee. In the event that such individual shall fail within thirty (30) days after notice to submit to medical examination, his accrual of Cumulative and Credited Service shall cease until he has submitted to such examination after which his continued eligibility to accrue Cumulative and Credited Service may be determined as provided above. The medical examinations provided herein shall be made by a competent physician or physicians or clinic or hospital selected by the Pension Plan Committee at no cost to the Participant.

ARTICLE IX
VESTING AND VESTED TERMINATION
     9.1 Vesting and Vested Percentage. A Participant shall become fully vested in his accrued Pension Benefits upon his sixty-fifth (65th) birthday (if he is then employed by the Company or an Affiliated Company), or upon completion of five (5) years of Cumulative Service, whichever shall occur first.
     9.2 Early Commencement of Benefits. A Participant whose employment terminates after completion of five (5) or more years of Cumulative Service but before becoming eligible for and entitled to retirement on an Early Retirement Date in accordance with Section 6.2 may, upon attaining age fifty-five (55) elect to receive his Vested Percentage of his Pension Benefit, commencing on the first day of any month designated by the Participant coinciding with or after his fifty-fifth (55th) birthday and before his Normal Retirement Date. If the Participant was credited with an hour of service under Program D before December 1, 1992, the amount actually payable on such early commencement date shall be a reduced percentage, determined in accordance with Schedule A attached hereto, of his vested Pension Benefit payable at Normal Retirement Date. If the Participant was not credited with an hour of service under Program D before December 1, 1992, the amount actually payable on such early commencement date shall be the Actuarial Equivalent of his vested Pension Benefit payable at Normal Retirement Date. The percentage reduction specified in Section 7.4(a) for early retirement shall not apply.

ARTICLE X
PAYMENT OF BENEFITS
     10.1 Normal Form of Payment.
     (a) The Pension Benefit payable to a Participant who has a Spouse on his Annuity Starting Date shall be a reduced benefit payable for the lifetime of the Participant, and upon his death fifty percent (50%) of the amount payable to the Participant will be paid to the Spouse of the Participant, for the lifetime of such Spouse. The reduced monthly amount payable to a Participant during his lifetime (as provided in this Section 10.1(a)), shall be a percentage of the amount otherwise payable in the form described in Section 10.1(b) below, and such percentage shall be determined in accordance with Schedule B, attached hereto.
     (b) The Pension Benefit payable to any Participant who does not have a Spouse on his Annuity Starting Date shall be a single life annuity, payable for the lifetime of the Participant, which is the amount provided in Article VII, VIII or IX, as appropriate.
     10.2 Optional Form of Payment. Subject to the provisions of Section 10.3, below, a Participant (including a former Employee with a vested interest as provided in Article IX) may make an election, at any time prior to the date with respect to which his retirement income commences, to receive the retirement income otherwise payable to him in an optional form described in either Section 10.2(a), Section 10.2(b) or Section 10.2(c) below:
     (a) A single life annuity, as described in Section 10.1(b), payable to the Participant for his lifetime.
     (b) A joint and survivor annuity, with reduced monthly payments to the Participant for his lifetime, with the percentage of such monthly amount continued

thereafter to the Participant’s designated Joint Annuitant, to be paid monthly for the lifetime of such Joint Annuitant, ending with the last payment made prior to the death of such Joint Annuitant. Subject to the provisions of Section 10.6, the applicable Joint Annuitant’s percentage shall be specified by the Participant at the time of electing the joint and survivor annuity described in this Section 10.2(b), and shall be either fifty percent (50%) or one hundred percent (100%). The reduced monthly amount payable to a Participant during his lifetime (as provided in this Section 10.2(b)), shall be a percentage of the amount otherwise payable in the form described in Section 10.1(b) above, and such percentage shall be determined in accordance with Schedule B (where fifty percent (50%) is payable to the Joint Annuitant) or Schedule C (where one hundred percent (100%) is payable to the Joint Annuitant).
     (c) A reduced pension, which shall be the Actuarial Equivalent of the amount otherwise payable in the form described in Section 11.1(b), payable during the Participant’s life, but for a term certain of 5, 10, 15 or 20 years (as the Participant shall so elect provided the period specified shall not exceed the maximum period permitted under Section 10.6, with the payment to his Beneficiary of any pension payments remaining to be paid after the Participant’s death, or if such Beneficiary shall have predeceased him, with the commuted value of such remaining pension payments to be paid to his estate in one lump sum, and with the payment to the estate of the Beneficiary in one lump sum of the commuted value of any pension payments remaining to be paid at the death of the Beneficiary.
Except in the case of an election of a joint and survivor annuity where (i) the designated Joint Annuitant is the Participant’s Spouse, and (ii) the Joint Annuitant will receive 100% of the monthly pension benefit paid to the Participant during his lifetime, such election must be a Qualified Election.
     10.3 Election Not to Take Joint and Survivor Annuity. At least thirty (30) and no more than ninety (90) days before the date with respect to which a Participant’s benefit under this Plan commences to be paid in the form of a joint and survivor annuity described in Section 10.1(a), such Participant shall be furnished, in writing, (a) a general description of such joint and survivor annuity, (b) a general description of the circumstances in which it will be provided, (c) notice of the Participant’s right, prior to the commencement of benefits, to make an election to receive his benefits in an optional form described in Section 10.2 (and the right to revoke such election, together with an explanation of the effect of such revocation), (d) a general description of the relative financial effect on a Participant’s benefits of an election to receive benefits in a form other than the joint and survivor annuity provided in Section 10.1(a), and (e) a general description of the rights of the Participant’s Spouse under applicable provisions of the Internal Revenue Code pertaining to a Qualified Election. At the same time the Participant also shall be furnished, or be advised of the availability of, a written explanation of the terms and conditions of the joint and survivor annuity described in Section 10.1(a) and the financial effect upon the particular Participant’s annuity of making an election to receive benefits in an optional form.
     Subject to Section 10.8, an election (including a Qualified Election) under this Section 10.3 may be made by a Participant hereunder at any time prior to the commencement of benefits. Except in the case of an election of a joint and survivor annuity where (i) the designated Joint Annuitant is the Participant’s Spouse, and (ii) the Joint Annuitant will receive 100% of the monthly pension benefit paid to the Participant during his lifetime, such election must be a Qualified Election which is in writing and clearly indicates that the Participant is making a

Qualified Election to receive benefits in a form other than that of the joint and survivor annuity provided under Section 10.1(a).
     10.4 Designation of Joint Annuitant. Whenever a Participant may be permitted to designate a Joint Annuitant pursuant to this Article X, such designation shall be made in the form of an election (including, where required, a Qualified Election) by the execution and delivery to the Pension Plan Committee of an instrument in form satisfactory to the Pension Plan Committee. An election of an optional form of benefit under this Article X may be revoked or a different Joint Annuitant may be named before payment of the Participant’s retirement income commences, with the written consent of the Pension Plan Committee in accordance with rules of uniform application for all Participants similarly situated.
     10.5 Conditions of Qualified Election. Except as provided in Article XII, in the event that a Participant has made an election (including, where required, a Qualified Election) to receive an optional form of benefit under this Article X, and either the Participant or the Joint Annuitant designated to receive such payments dies before payment of the Participant’s Retirement Income commences, such election of an optional form shall not become effective.
     10.6 Limitations on Distribution of Benefits.
     (a) Required Beginning Date: Distribution of Benefits must commence not later than a Participant’s Required Beginning Date. The Required Beginning Date for payment of a pension to a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2. If the provisions of this Section require the payment of benefits to a Participant who has not yet terminated employment, the Participant’s Normal Monthly Pension Benefit earned during each subsequent accrual period and determined as of the end of such period shall be actuarially reduced to reflect distributions made during the period to which the additional Accrued Benefit relates.
     (b) The provisions of this Section will apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. However, this Section is not intended to provide an optional form of distribution or commencement date not otherwise allowed under the Plan unless the timing or amount of payments to be made under the applicable provisions of the Plan, without regard to this Section, would be later than the Required Beginning Date or less than the required minimum provided under this Section.
     (c) All distributions required under this Section shall be determined and made in accordance with Section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements of Code Section 401(a)(9)(G) and Treas. Reg. 1.401(a)(9)-6, Q & A-2. The Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Final Treasury Regulations issued June 15, 2004 thereunder.
     (d) Distribution of benefits, if not made in a single sum, shall be made over one of the following periods (or a combination thereof): 1) the life of the Participant; 2) the lives of the Participant and a designated Beneficiary; 3) a period not extending beyond the life expectancy of the Participant or 4) a period not extending beyond the life expectancy of the Participant and a designated Beneficiary.
     (e) If the distribution of the Participant’s interest has begun in accordance with the preceding paragraph and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution used as of his date of death.
     (f) If the Participant dies before distribution commences, his or her entire interest will be distributed no later than the date specified below:
     (1) Payments of any portion of such interest to the Participant’s surviving Spouse shall be made over the life or life expectancy of such surviving Spouse commencing no later than December 31 of the calendar year in which the Participant would have attained age seventy and one half (701/2) or, if later, December 31 of the calendar year containing the first anniversary of the Participant’s death except to the extent an election is made to receive a distribution of the surviving Spouse’s entire interest no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (2) Distribution of the entire interest of a Beneficiary other than the Participant’s surviving Spouse shall be made no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent an election is made to receive distributions over the life or life expectancy of such designated Beneficiary commencing no later than December 31 of the calendar year containing the first anniversary of the Participant’s death;
     Such election must be made by the Participant (or his designated Beneficiary or surviving Spouse, if the Participant dies without having made such an election) on or before the earlier of the date by which distribution must commence absent such election and the date distribution must commence assuming such election has been made.

     If the Spouse dies before payments begin, subsequent distributions are required under this subsection (except for subsection (f)(2)) as if the surviving Spouse was the Participant.
     (g) For the purpose of this Section, distribution of a Participant’s interest is considered to begin on the Participant’s required beginning date (or, if the last sentence of subsection (f) applies, the date distribution is required to begin to the surviving Spouse pursuant to subsection (f)). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, distribution is considered to commence on the date it actually commences.
     (h) Any amount paid to a child shall be treated as if it had been paid to the surviving Spouse if such amount will become payable to the surviving Spouse when the child reaches the age of majority.
     (i) For purposes of this Section, any distribution required under the incidental death benefit requirements of Section 401(a) of the Code shall be treated as a distribution required under Section 401(a)(9) of the Code.
     (j) Required Actuarial Increase.
     (i) Except with respect to a Five-Percent Owner, a Participant’s accrued benefit must be actuarially increased to take into account the period after age 70 1/2 in which the Participant does not receive any benefits under the Plan. The actuarial increase begins on the April 1 following the calendar year in which the Participant attains age 70 1/2 and ends on the date on which benefits commence after retirement in an amount sufficient to satisfy Code section 401(a)(9).

     (ii) The amount of actuarial increase payable as of the end of the period of actuarial increases must be no less than the actuarial equivalent of the Participant’s retirement benefits that would have been payable as of the date the actuarial increase must commence plus the actuarial equivalent of additional benefits accrued after that date, reduced by the actuarial equivalent of any distributions made after that date.
     10.7 Direct Rollovers.
     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section, a Distributee may elect, at the time and in the manner prescribed by the Pension Plan Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
     (b) Definitions. For purposes of this Section, the following terms shall have the meanings set forth in this subsection:
     (1) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution of less than Two Hundred Dollars; (ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (iii) any distribution to the extent such distribution is required under Code section 401(a)(9); and (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
     (2) “Eligible Retirement Plan” means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. An Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.
     (3) “Distributee” means any Participant who is or was an Employee, and any Beneficiary who is or was a Participant’s Spouse (including any former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p) with regard to any spousal interests recognized or created under the Plan.

     (4) “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
     10.8 Consent to Certain Distribution of Benefits. Notwithstanding any provision of the Plan to the contrary, if the Actuarial Equivalent present value of a Participant’s vested accrued benefit exceeds (or at the time of any prior distribution exceeded) $5,000, and the Participant’s vested accrued benefit is immediately distributable, the Participant and the Participant’s Spouse (if the Participant elects as Retroactive Annuity Starting Date pursuant to Section 16.1 or a form of payment other than a Qualified Joint and Survivor Annuity) must consent to any distribution of such accrued benefit. Except as provided in Section 16.1 with respect to Retroactive Annuity Starting Date, the consent of the Participant and the Participant’s Spouse (if required) must be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Pension Plan Committee will notify the Participant and the Participant’s Spouse of the right to defer any distribution until the Participant’s Normal Retirement Date. Such notification will include a general description of the material features and an explanation of the relative value of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and will be provided no fewer than 30 days nor more than 90 days prior to the Participant’s Annuity Starting Date.
     If the Participant, after having received the written explanation described above, affirmatively elects a form of distribution and the spouse consents to that form of distribution (if necessary), the Annuity Starting Date may be less than thirty (30) days after the written explanation was provided to the Participant, provided that the following requirements are met:
     (1) The Pension Plan Committee provides information to the Participant clearly indicating that the Participant has a right to at least thirty (30) days to consider whether to waive the Qualified Joint and Survivor Annuity and consent to another form of distribution;
     (2) The Participant is permitted to revoke an affirmative distribution election until the later of the Annuity Starting Date or the eighth day following the date the foregoing explanation is provided to the Participant;
     (3) Except as provided in Section 16.1 with respect to Retroactive Annuity Starting Dates, the Annuity Starting Date is after the date the foregoing explanation is provided to the Participant; and
     (4) Distribution in accordance with the affirmative election does not commence before the eighth day after the foregoing explanation is provided to the Participant.
     Notwithstanding the foregoing, only the Participant is required to consent to the commencement of a distribution in the form of a qualified joint and survivor annuity described in Section 10.1(a). Neither the consent of the Participant nor the Participant’s Spouse is required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.

     An accrued benefit is immediately distributable if any part of the accrued benefit could be distributed to the Participant or the Participant’s Spouse before the Participant attains (or would have attained, if the Participant had not died) age sixty-five (65).

ARTICLE XI
NO PAYMENTS OF BENEFITS DURING EMPLOYMENT
     11.1 No Commencement of Benefits During Employment. Except as provided in Section 10.6, no benefits shall commence to be paid under this Plan to a Participant while he is employed by a Member Company or an Affiliated Company.
     11.2 Suspension of Benefits. If a Member Company or an Affiliated Company rehires a Participant who has retired and to whom payment of a Pension Benefit has commenced, or if a Participant continues to be employed by a Member Company or Affiliated Company after his Normal Retirement Date, payment of his Pension Benefit shall (i) commence or continue during the subsequent period of reemployment if he is scheduled to be employed, and is so employed, for no more than 40 Hours of Service in any month or 173 Hours of Service in a Plan Year, whichever occurs first, and (ii) cease either upon such re-employment in all other cases or when the Participant’s Hours of Service exceed 40 Hours of Service in a month or 172 Hours of Service in a Plan Year, whichever occurs last. If payment of benefits ceases in accordance with the foregoing sentence, then upon termination of employment thereafter, the Participant shall be entitled to benefits computed in accordance with Article VII, giving effect to his credited Service before and after such re-employment and adjusted to reflect the payment of benefits before and after such re-employment. From time to time, the Pension Plan Committee shall adopt written procedures regarding the suspension of benefits payable to Participants during a subsequent period of employment, which comply with the requirements of Section 203(a)(3)(B) of the Employee Retirement Income Security Act of 1974 and any applicable regulation promulgated thereunder.

ARTICLE XII
SPOUSAL DEATH BENEFIT
     12.1 Spousal Death Benefit. Subject to the provisions of this Article XII, if a Participant dies (1) after having completed at least five (5) years of Cumulative Service or after having attained Normal Retirement Date (whether or not he has actually retired) and (2) before payment of his Pension Benefit commences, a monthly benefit, based on his accrued benefit under this Plan to the extent vested, will be payable to the Spouse to whom such Participant is lawfully married on the date of his death. Such monthly benefit for such Spouse shall commence on the later of (a) first day of the first month following the Participant’s death or (b) the first day of the month coinciding with or next following the date on which the Participant would have attained age 55 had his death not occurred. Such monthly benefit shall end upon such Spouse’s death. The monthly amount of such benefit shall be equal to the monthly amount which would have been payable to such Spouse after the Participant’s death had the Participant’s employment terminated on the date of his death, and had payments commenced to be paid to such Participant on the later of (a) such date or (b) the first day of the month coinciding with or next following the date on which he would have attained age 55 had his death not occurred, in the form of the joint and survivor annuity provided in Section 10.1(a). However, if the Participant elected a 100% joint and survivor annuity with his surviving Spouse as his joint annuitant within 90 days prior to his death and the Participant dies prior to benefit commencement, the benefit under this Section shall be calculated by substituting such payment form for the joint and survivor annuity provided in Section 10.1(a). For purposes of determining the appropriate reduction factor in the case of benefits commencing prior to the date on which the Participant would have attained age 65, the provisions of Section 7.4(a) shall apply in the case of a Participant whose death occurs on or after attainment of age fifty-five (55) and the factors set forth in Schedule A attached hereto shall apply in all other cases.
     12.2 Marriage Requirement. No benefit shall be payable under this Article XII other than to the Spouse of a Participant who (a) is lawfully married to the Participant on the date of the Participant’s death, and (b) in the case of a Participant who as of the date of his death had not attained age fifty-five (55), had been lawfully married to the Participant throughout the one (1) year period ending on the date of the Participant’s death.
     12.3 Certain Elections. A Participant whose employment for the Company and all Affiliated Companies terminates, may make a Qualified Election at any time prior to the date of his death not to have such coverage apply.
     Within the applicable period, each Participant described in the preceding provisions of this Section shall be furnished a written explanation with respect to the pre-retirement survivor annuity described in Section 12.1. Such explanation shall be comparable to the explanation described in Section 10.3 hereof. If a Participant enters the Plan after the first day of the Plan Year in which the Participant attains age thirty-five (35) such written explanation shall be furnished no later than the start of the second Plan Year commencing after the Plan Year in which such participation begins.
     For purposes of this Section the term “applicable period” means, with respect to a Participant, whichever of the following periods end last:
     (a) the period beginning with the first day of the Plan Year on which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains thirty-five (35),
     (b) a reasonable period after the individual becomes a Participant,

     (c) a reasonable period ending after the Plan ceases to fully subsidize the cost of pre-retirement survivor annuities,
     (d) a reasonable period ending after Section 401(a)(11) of the Code applies to a Participant, and
     (e) a reasonable period after separation from service in case of a Participant who separated before attaining age thirty-five (35).
     12.4 Cost of Benefit. If spousal death benefit coverage applies to a Participant during any period of time, prior to the Participant’s death, that the Participant is not employed by the Company or an Affiliated Company, a charge shall be imposed. Likewise, a charge shall be imposed for any period of time prior to December 1, 2005 with respect to which Part D as in effect on November 30, 2005 would have imposed such a charge. Such charge shall be a reduction of any benefits payable to or with respect to the Participant, and shall be expressed as a percentage of such benefits for each Plan Year or portion of a Plan Year during which coverage is in effect, as follows:

Youngest Age During	Percentage Reduction
Plan Year of Coverage	for such year
Under 35	No reduction

35 through 44	.1% (one tenth of one percent)

45 through 54	.3% (three tenths of one percent)

55 and over	.6% (six tenths of one percent)
     Such charge shall be imposed when coverage is provided automatically, subject to a right to make a Qualified Election to waive coverage (as described in Section 12.3).

ARTICLE XIII
DESIGNATION OF BENEFICIARY
     13.1 Designation of Beneficiary. Whenever a Participant is entitled to designate a Beneficiary to receive all amounts payable under this Plan in the event of the Participant’s death, then such designation of a Beneficiary other than the Participant’s Spouse shall be made pursuant to a Qualified Election.
     13.2 Failure of Designation. Wherever provision is made hereunder for the payment of any death benefit to the Beneficiary of a Participant and there shall be no properly designated Beneficiary surviving such Participant, such benefit shall be paid to the Participant’s Spouse, if any, or if there is no spouse, to the executor or administrator of the estate of such Participant, or, if no executor or administrator has been duly designated and qualified, then such benefit shall be paid to the survivors of the Participant in the following order of priority:
     (a) Children;
     (b) Parents;
     (c) Brothers and sisters;
     (d) Heirs at law.

ARTICLE XIV
TRANSFER OF EMPLOYMENT
     If any Participant transfers (a) to a position with a Member Company, other than as an Employee as defined in this Plan, or (b) to an Affiliated Company as a salaried employee or an hourly paid employee of such organization or entity, such Participant for the period of such service shall continue to accumulate Cumulative Service in accordance with Article XV of this Plan, but shall not earn Credited Service for the period of such service. Such Participant shall retain all other rights as provided by this Plan.

ARTICLE XV
AFFILIATED SERVICE
     15.1 Definitions. For purposes of this Article XV, only the following definition shall apply:
     (a) “Related Employee” means an employee (including a person deemed to be an employee pursuant to Section 414(n) of the Internal Revenue Code) of a Member Company or of an Affiliated Company who is not an Employee as defined in this Plan.
     (b) “Related Plan” means the Ampac Fine Chemicals Pension Plan for Bargaining Employees, and any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) which is maintained by a Member Company or an Affiliated Company, other than this Plan.
     15.2 Credited Service. No Employee or former Employee shall accrue Credited Service for purposes of this Plan for any period during which he is not an Employee, as defined in this Plan, except as provided in Article VIII.
     15.3 Cumulative Service. In the case of an Employee or former Employee who has rendered service as a Related Employee to a Member Company or an Affiliated Company, Cumulative Service, for purposes of this Plan, shall include:
     (a) Full years of service credit for vesting purposes deemed to be earned as a Related Employee under a Related Plan (but not including any such credit with respect to service as an Employee, as defined herein, for which credit for vesting purposes is deemed earned under Section 3.10), and
     (b) For any period of service rendered as a Related Employee during which such Employee or former Employee is not covered by a Related Plan, any Plan Year during which the Related Employee completes at least one hour for which he is paid or indirectly paid or entitled to payment for the performance of duties as a Related Employee, provided, however, that no such Plan Year shall be taken into account if service rendered during such Plan Year is included in service credit described in Section 15.3(a), above.
     For purposes of applying the rules of this Plan respecting Breaks in Service, a Related Employee who sustains a Break in Service under a Related Plan shall be deemed to have sustained a Break in Service for purposes of this Plan.

ARTICLE XVI
APPLICATION FOR BENEFITS
     16.1 Application for Benefits.
     (a) Any person claiming benefits under this Plan (hereinafter referred to as “Claimant”) shall submit an application therefor to the Pension Plan Committee, together with such documents and information as the Pension Plan Committee may require. Except as provided below, a Participant’s Annuity Starting Date shall not precede the later of the date the notice described in Section 10.3 is provided to the Participant and the date an application for benefits based on such notice is filed with the Pension Plan Committee.
     (b) If (i) circumstances exist under which the Participant’s Annuity Starting Date is permitted under subsection (c) to precede the distribution notice required by Code section 417(a)(3); (ii) the desired Annuity Starting Date is permissible under the terms of the Plan; (iii) the Participant and his or her Spouse consent in writing on forms provided by the Pension Plan Committee; and (iv) the Participant properly completes his or her benefit election forms and returns them to the Pension Plan Committee on a timely basis in accordance with rules established by the Pension Plan Committee, the Participant’s benefits will commence in the form elected by the Participant as of the first day of the month affirmatively elected by the Participant in accordance with the terms of the Plan and the Plan’s Administrative rules, provided that the requirements of subsection (d) are satisfied. Such first day of the month shall be his or her Retroactive Annuity Starting Date.

     (c) A Retroactive Annuity Starting Date is permitted in the following circumstances:
     (1) Through no fault of the Participant, the Pension Plan Committee delays providing the distribution notice until after the date designated as the Participant’s desired Annuity Starting Date; or
     (2) The distribution notice is not provided prior to the Normal Retirement Date because the Participant’s whereabouts are unknown and the Participant later comes forward and requests a benefit commencing at the Normal Retirement Date.
     (d) The benefit payable as of such Retroactive Annuity Starting Date is subject to the following:
     (1) Amount of Payment: The amount payable as of the date the Participant’s benefit begins shall be the Participant’s Accrued Benefit, determined as of the Retroactive Annuity Starting Date, plus a catch-up payment increased by interest accrued at a reasonable rate for the period commencing as of the Retroactive Annuity Starting Date or the due date of any periodic payment owed under the relevant annuity option and ending on the on the date benefits begin to be paid.
     (2) Consent: A Participant’s spouse shall be required to consent to the designation of a Retroactive Annuity Starting Date hereunder; provided, however, that the Participant’s spouse shall not be required to consent if the survivor annuity payments under the form of benefit payable hereunder equal or exceed the survivor annuity payments payable under a Qualified Joint and Survivor Annuity calculated as of the date benefit payments to the Participant actually commence and not as of the Retroactive Annuity Starting Date.
     (3) Other Limitations. In no event shall any amount paid hereunder exceed the limitations imposed under Section IX hereof, determined as of the date the Participant’s benefits begin to be paid.
     (4) Form of Payment. The Participant receives his benefit in an annuity form of payment.
     16.2 Action on Application. The Pension Plan Committee shall respond within a reasonable period of time but not later than ninety (90) days (45 days in the case of a claim for a Disability Retirement Benefit) of receipt of the claim. However, upon written notification to the Claimant, the response period may be extended, for an additional ninety (90) days (two additional 30 day periods in the case of a claim for a Disability Retirement Benefit). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination. In the case of a claim for a Disability Retirement Benefit, the notice of an extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information. If the claim is denied in whole or in part, the Claimant shall be provided with a written opinion using nontechnical language calculated to be understood by the Participant setting forth:
     (1) The specific reason or reasons for denial;
     (2) The specific references to pertinent Plan provisions on which the denial is based;

     (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or such information is necessary;
     (4) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review;
     (5) The time limits for requesting a review; and
     (6) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following the adverse benefit determination on review.
     16.3 Claim Review Procedure. A claimant who does not agree with the decision rendered with respect to his application, may appeal such decision to the Pension Plan Committee. Such appeal shall be made in accordance with the following procedures:
     (a) Within sixty (60) days (180 days in the case of a claim for a Disability Retirement Benefit) after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Pension Plan Committee review the determination.
     The Claimant or his duly authorized representative may review the pertinent documents and submit written comments, documents, records, and other information for consideration by the Pension Plan Committee. The Claimant shall be provided, upon request and free of charge, reasonable access to and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. If the Claimant does not request a review of the Pension Plan Committee’s determination within such sixty- (60) day period (180 days in the case of a claim for a Disability Retirement Benefit), he shall be barred and stopped from challenging the Pension Plan Committee’s determination.

     The Pension Plan Committee shall review the determination within sixty (60) days (45 days in the case of a claim for a Disability Retirement Benefit) after receipt of a Claimant’s request for review; provided, however, that for reasonable cause such period may be extended due to special circumstances for an additional sixty (60) days (45 days in the case of a Claim for a Disability Retirement Benefit). In the case of a claim for a Disability Retirement Benefit, the notice of an extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information. In the case of a committee that meets at least on a regular quarterly basis, the committee shall make a benefit determination no later than the meeting date that immediately follows the Plan’s receipt of the request for a review, unless the request for review is filed within 30 days before the meeting date. In such case, the benefit determination may be made no later than the date of the second meeting following the Plan’s receipt of the request for review. If, after considering all materials and information presented by the Claimant (whether or not such materials or information were submitted or considered in the initial benefit determination), the claim is denied in whole or in part, the Claimant shall be provided with a written opinion using nontechnical language setting forth:
     (1) The specific reason or reasons for denial;
     (2) The specific references to pertinent Plan provisions on which the denial is based;

     (3) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;
     (4) A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures; and
     (5) A statement of the Claimant’s right to bring an action under ERISA Section 502(a).
     (b) Procedures (General). The following procedures shall apply to any claim filed or reviewed pursuant to this Section:
     (1) Any Claimant may be represented by an authorized representative; however, the Pension Plan Committee may determine reasonable procedures to determine whether any individual is authorized to act on behalf of another individual.
     (2) The Pension Plan Committee or any other person or persons acting as a named fiduciary for this purpose shall determine administrative safeguards designed to ensure and verify that all determinations are made in accordance with governing Plan documents and that all Plan provisions are applied consistently with respect to similarly situated Claimants.
     (3) The response periods described in subsections 16.2 and 16.3(a) shall be tolled for periods during which the Claimant is responding to a request for additional information that the Pension Plan Committee or other named fiduciary has determined is necessary to process the Claimant’s claim. The Claimant shall have not less than 45 days to provide the requested information. The response periods described in subsections 16.2 and 16.3(a) shall recommence when the Claimant provides the requested information.
     (c) Procedures (Disability). In the case of a claim that relates to a Disability Retirement pension, the following additional procedures shall apply.
     (1) An individual or committee designated by the Board of Directors, but not the person or persons responsible for the initial review under Section 16.2, shall be the named fiduciary responsible for determining the appeal. Such individual or committee may not make such determination if the individual or committee (or a subordinate thereof) was consulted in connection with the initial claim for benefits.
     (2) The review shall not afford deference to the initial adverse benefit determination.
     (3) When the appeal is based on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate experience and training in the field involved in determining the Claimant’s disability and shall identify all medical and vocational experts whose advice was obtained in connection with the appeal. A health care professional may not be consulted under this subsection if the health care professional (or a subordinate of such individual) was consulted in connection with the initial claim for benefits.
     (4) If the named fiduciary makes an adverse benefit determination on review, the named fiduciary shall provide the Claimant with a statement that the Claimant is entitled to receive or request reasonable access to, and copies of, all information relevant to the claim for benefits, including internal rules, guidelines, and protocols (to the extent relied upon) and a statement regarding voluntary alternative dispute resolution options.

ARTICLE XVII
ADMINISTRATION
     17.1 The Pension Plan Committee. Authority to control and manage the operation and administration of Plan shall, except as hereafter provided, be vested in the Pension Plan Committee of the Board of Directors of American Pacific Corporation. The members of the Pension Plan Committee will be the persons appointed by the Board of Directors. Each member of the Pension Plan Committee shall constitute a “Named Fiduciary” within the meaning of Section 402(a)(2) of the Employee Retirement Income Security Act of 1974. Members of the Pension Plan Committee shall be bonded within the limits provided by the Employee Retirement Income Security Act of 1974, and shall serve without compensation for their services as members.
     17.2 Pension Plan Committee Procedure. The Pension Plan Committee shall elect a Chairman and one of its members as Secretary (provided, however, that the Pension Plan Committee may appoint a Secretary who need not be a member of the Pension Plan Committee) and such other officers as the Pension Plan Committee deems appropriate. The Pension Plan Committee shall hold meetings upon such notice, at such place, and at such time as it may from time to time determine. A majority of the members of the Pension Plan Committee shall constitute a quorum for the transaction of business. Any action taken by the Pension Plan Committee shall be by vote of a majority of the members present at a meeting, or in writing and signed by all the members without a meeting.
     17.3 Pension Plan Committee Powers. The Pension Plan Committee shall have full authority to control and manage the operation and administration of the Plan (other than authority with respect to management and direction of Plan investments unless the Board of Directors shall otherwise determine) and to construe and apply all of its provisions. Any action taken in good faith by the Pension Plan Committee in the exercise of authority conferred upon it by this instrument shall be conclusive and binding upon the Participants and their beneficiaries. The authority of the Pension Plan Committee shall include, but not by way of limitation, the following:
     (a) Authority to decide all questions relating to the eligibility of employees to become Participants, the amount of service of any Employee or Participant, and the amount of benefits to which any Participant may be entitled;
     (b) Authority to compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the Plan;
     (c) Authority to approve the payment of all benefits as they become payable under the Plan, which payments shall be made by the Trustee upon written instructions from the Pension Plan Committee.
     (d) Authority to engage such legal, actuarial, accounting and other professional service as it may deem proper, including authority to employ one or more persons to render advice with regard to any responsibility any Named Fiduciary or persons designated under Section 17.4 may have under the Plan;
     (e) Authority to order valuations and appraisals of the assets held in the Trust Fund, to retain an actuary to determine the liabilities of the Plan, and to maintain or cause to be maintained any or all appropriate records pertaining to the Plan, including but not limited to an accounting of the value of certain assets identified by the Pension Plan Committee (and gains or losses with respect thereto) which shall be known as the Variable Benefit Fund;

     (f) Authority to fix the rates of interest to be credited to Participant contributions (subject to requirements of Section 411 of the Internal Revenue Code and regulations thereunder);
     (g) Authority to perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.
     17.4 Allocation and Delegation of Duties. The Pension Plan Committee may allocate its fiduciary responsibilities among its members and may designate other persons to carry out fiduciary and other responsibilities under the Plan. Pursuant to the authority conferred by this Section 17.4, the Pension Plan Committee may designate one or more Pension Benefits Representatives to perform such functions as the Pension Plan Committee may prescribe.
     17.5 Expenses. All expenses of the Plan, including those incurred by the Pension Plan Committee, shall be borne by the Plan, and paid out of the Trust Fund, unless the Company, Member Company, or Sponsor pays such expenses.
     17.6 Accounts. The Pension Plan Committee shall keep records of each Participant’s accounts under the Plan and shall notify each Participant annually of the then current amount of such Participant’s accounts. The Pension Plan Committee, in its discretion, may delegate to another person or persons, including the Trustee, the duty to keep such records and so notify such Participants subject to the control and supervision of the Pension Plan Committee.
     17.7 Periodic Review. At periodic intervals, not less frequently than annually, the Pension Plan Committee shall establish and review a funding policy and method consistent with the objectives of the Plan and the requirements of the Employee Retirement Income Security Act of 1974, and shall formulate guidelines for the carrying out of such funding policy and method.

     17.8 Investment Administration.
     (a) Pension Plan Committee. The Pension Plan Committee will have general responsibility for maintaining relationships with the Trustee and Investment Managers; selection and removal of the Trustee and Investment Managers; establishing and reviewing general investment guidelines and policies; monitoring and evaluating the performance of the Trustee and Investment Managers; establishing and implementing policies and methods for funding the Plan consistent with the objectives of the Plan and the requirements of law; and informing the Trustee about projected short-term and long-term financial requirements and need for cash to make distributions.
     (b) Investment Managers. All contributions to the Trust Fund and earnings thereon will be invested (a) by the Trustee alone or (b) pursuant to the instructions of an Investment Manager. The Sponsor may enter into, or direct the Trustee to enter into, a written agreement with one or more Investment Managers designated by the Pension Plan Committee to manage the investments of specified portions of the Trust Fund. The Pension Plan Committee may remove any such Investment Manager or any successor Investment Manager, or direct the Trustee to do so, and any such Investment Manager may resign, upon giving appropriate written notice thereof. Upon removal or resignation of an Investment Manager, the Pension Plan Committee may appoint a successor Investment Manager.
     17.9 Compensation and Expenses of Fiduciaries. A fiduciary will be entitled to receive any reasonable compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of his or her duties under the Plan. However, a fiduciary who already receives full-time pay from the Company or an Affiliated Company will receive no compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

ARTICLE XVIII
AMENDMENT
     The Plan or any portion of the Plan may be amended at any time by action of the Board of Directors. However, no amendment shall be made at any time, the effect of which would be:
     (a) To cause any assets of the Trust Fund, at any time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries in the Plan, to be used for or diverted to purposes other than for the exclusive benefit of such participants and their beneficiaries;
     (b) To increase the duties and liabilities of the Trustee without its written consent.
     (c) No amendment to the Plan shall have the effect of decreasing a Participant’s accrued benefit (within the meaning of Section 411(d)(6) of the Code) with respect to service performed prior to the effective date of the amendment.
     (d) No amendment to the Plan shall have the effect of eliminating or reducing an early retirement benefit or a subsidy that continues after retirement, or eliminating an optional form of benefit.
Notwithstanding anything herein to the contrary, the Plan or any portion thereof may be amended at any time, if necessary, to conform to the provisions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code or any amendment thereto or regulations issued pursuant thereto. The Board of Directors may delegate its authority to amend the Plan, as set forth herein, to any person, committee or other entity, subject to such terms or limitations which the Board, in its complete discretion, may impose.

     If the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable benefit, each Participant with at least three (3) years of Cumulative Service with the Company may elect, within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable benefit computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence at the date the amendment is adopted or deemed to be made, and shall end on the latest of:
     (A) sixty (60) days after the amendment is adopted,
     (B) sixty (60) days after the amendment becomes effective, or
     (C) sixty (60) days after the Participant is issued written notice of amendment by the Company.

ARTICLE XIX
RIGHT TO DISCONTINUE OR TERMINATE;
ALLOCATION OF ASSETS UPON TERMINATION
     19.1 No Contractual Obligation. It is the expectation of the Member Companies that they will continue the Plan indefinitely, but the continuance thereof is not assumed as a contractual obligation by any Member Company or any Affiliated Company. The Plan or any portion thereof may be discontinued or terminated at any time by action of the Board of Directors of the Sponsor, and any Member Company may discontinue or terminate its participation in the Plan. Discontinuance or termination of the Plan or any portion thereof shall not have the effect of revesting in any Member Company any part of the funds of the Trust Fund, except as provided in Section 19.4.
     19.2 Vesting Upon Termination of Plan. In the event of a termination of the Plan within the meaning of Section 411 of the Internal Revenue Code, the rights of all Plan participants to benefits accrued, to the extent then funded (but subject to allocation and reallocation in accordance with the provisions of Title IV of the Employee Retirement Income Security Act of 1974), shall become fully vested. In the event of a partial termination of the Plan within the meaning of Section 411 of the Internal Revenue Code, the rights of all affected Participants to benefits accrued, to the extent then funded (but subject to allocation and reallocation, if required, pursuant to the provisions of Title IV of the Employee Retirement Income Security Act of 1974) shall become fully vested.
     19.3 Allocation of Assets Upon Plan Termination. Upon termination of the Plan, the assets of the Plan, to the extent that they are sufficient after the payment of and reasonable reserves for expenses of administration or liquidation of the Trust, shall be allocated for the purpose of paying benefits to participants and their beneficiaries of the Plan in an order of precedence consistent with the provisions of Section 4044 of the Employee Retirement Income Security Act of 1974.
     19.4 Distribution of Residual Assets. Following termination, any residual assets of the Plan shall be distributed to the Member Companies after all liabilities of the Plan to participants and their beneficiaries of the Plan have been satisfied.

ARTICLE XX
GENERAL MATTERS
     20.1 No Enlargement of Employee Rights. This Plan shall not be deemed to constitute a contract between any Member Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in this instrument or otherwise in the Plan shall be deemed to give any Employee the right to be retained in the employ of any Member Company or to interfere with the right of any Member Company to discharge or retire any Employee at any time. No Employee, prior to his retirement under conditions of eligibility for pension income benefits or prior to his acquiring vested rights in benefits as provided in this Plan shall have any right to or interest in any portion of any fund, other than as herein specifically provided. No person shall have any right to pension income benefits, except to the extent provided herein.
     20.2 Benefits From Trust Fund. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and the Member Companies assume no liability or responsibility therefor. The Member Companies’ obligations hereunder are limited solely to the making of contributions to the Trust Fund as provided for in this Plan. Member Companies may suspend or discontinue contributions at any time whether or not benefits for service to the date of suspension or discontinuance have been fully funded.
     20.3 No Alienation. None of the benefits, payments, proceeds, claims or rights of any Participant, Joint Annuitant or Beneficiary hereunder shall be subject to any claims of any creditor of any Participant, Joint Annuitant or Beneficiary and in particular the same shall not be subject to attachment or garnishment or other legal process by any creditor of any Participant, Joint Annuitant or Beneficiary nor shall any such Participant, Joint Annuitant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any claim or right hereunder or any of the benefits or payments or proceeds which he may expect to receive, contingent or otherwise, under the provisions hereof. The foregoing shall not apply to judgments, orders and decrees, and settlement agreements to the extent permitted by Code Section 401(a)(13)(C) and (D). In the event any person attempts to take any action contrary to this Section such action shall be null and void and of no effect, and the Company, the Sponsor, the Pension Plan Committee, the Trustee and all Participants, Joint Annuitants and Beneficiaries shall disregard such action and are not in any manner bound thereby, and they, and each of them, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action. Neither the provisions of this Section nor any other provision of this Plan (including but not limited to provisions conferring rights on a Spouse) shall prohibit observance of a qualified domestic relations order (as defined in Section 206(d) of the Employee Retirement Income Security Act of 1974).
     20.4 Facility of Payment. If any payee under the Plan is a minor, or if the Pension Plan Committee believes that any payee is legally incapable of giving a valid receipt or discharge for any payment due him, the Pension Plan Committee may have such payment or any part thereof made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan of such payee.

     20.5 Location of Payee. Benefits shall not be paid under this Plan until the Participant or other person entitled to benefits hereunder shall have made application for such benefits as provided in this instrument. If any such person, having so applied for benefits, shall fail thereafter to give the Pension Plan Committee evidence satisfactory to the Pension Plan Committee of his continued life and address, payment of benefits shall cease as of the last payment, if any, known to have been received by the payee, and benefits shall not again commence to be paid until application for benefits is again made in accordance with the provisions of this Plan as then in effect. In no event shall a Participant or other person be entitled to receive any amount with respect to any period prior to application for benefits in accordance with this Plan, or with respect to any period between cessation of benefits and reapplication therefor, as provided herein.
     20.6 Payment of Small Benefits.
     (a) Notwithstanding any provision in this instrument for the payment of monthly benefits, if the monthly benefit which would be paid to any person under this Plan is less than forty dollars ($40.00) and the present value of such benefit is not in excess of five thousand dollars ($5,000), the Pension Plan Committee will pay one lump sum no later than the close of the Plan Year following the Plan Year in which the termination or retirement occurs, in lieu of monthly payments. No other benefits shall be payable to such person.
     (b) Notwithstanding subsection (a), if, at the distribution date, the present value of the Accrued Benefit of a Participant (or a spouse or former spouse who is an alternate payee under a qualified domestic relations order) exceeds $1,000 but does not exceed $5,000, such present value shall not be distributed prior to the Participant reaching age 65 without the consent of the distributee.
          The Participant or Beneficiary shall be given a notice of his or her right to receive the present value of the vested benefit in a lump sum. The Participant or Beneficiary may choose to have such distribution paid directly to an Eligible Retirement Plan (as defined in Section 10.7) specified by the Participant or Beneficiary, no later than the close of the Plan Year following the Plan Year in which the termination or retirement occurs. The Participant or Beneficiary shall have at least thirty (30) but not more than ninety (90) days from the date of such notice to elect to receive his benefit in a lump sum or a direct rollover, and if so elected and paid, no other benefits shall be payable to such former Participant or to his or her Beneficiaries.
          In the event that the distribute does not make an affirmative election to receive his or her benefit in a lump sum or to have the benefit paid in a direct rollover pursuant to Section 10.7:
     (1) If the Participant has not yet reached Normal Retirement Age, the Participant’s benefit will remain in the Plan until the Participant makes an affirmative election in accordance with the terms of the Plan or reaches Normal Retirement Age or dies.
     (2) If the Beneficiary is the surviving spouse or a former spouse who is an alternate payee under a qualified domestic relations order, the alternate payee’s benefit will remain in the Plan until the alternate payee makes an affirmative election in accordance with the terms of the Plan or the date the Participant reaches Normal Retirement Age or dies.

     (3) If the Participant has reached Normal Retirement Age, the Plan the benefit will remain in accordance with subsection (a).
     (4) If the Participant dies prior to receiving or commencing distribution of his or her benefits, benefits will be paid as otherwise provided in this Plan, subsection (a), and to the extent benefits are payable to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, subsection (b).
     (c) For purposes of this Section, the present value of a benefit and the amount of a lump sum payment shall be determined in accordance with Section 3.1(b).
     20.7 The Trust Agreement. All assets of the Plan shall be held in a Trust Fund or Trust Funds by a Trustee or Trustees appointed by the Pension Plan Committee and/or Sponsor pursuant to a Trust Agreement or Trust Agreements creating such Trust Fund or Trust Funds entered into between the Pension Plan Committee and/or Sponsor and the Trustee or Trustees.
     20.8 Application of Forfeitures. Any forfeiture of benefits arising from termination of employment, death, or otherwise prior to the termination of the Plan or the complete discontinuance of contributions will be used to reduce Member Company contributions otherwise payable under the Plan, and will not be used to increase Participants’ benefits.
     20.9 Irrevocability. The Member Companies shall have no right or title to, nor interest in the contributions made to the Trust hereunder, nor shall any part of any funds held in trust revert to the Member Companies except as follows:
     (a) If an amount is contributed under the Plan by the Member Companies pursuant to a mistake of fact, the amount so contributed (subject to any depreciation or loss in the Trust Fund attributable to such contribution) may be returned to the Member Companies within one year of the date of such contribution, or
     (b) If any contribution which the Member Companies make under the Plan is conditioned on initial qualification of the Plan under Code Section 401(a) and if initial qualification of the Plan is denied, such contribution (subject to any depreciation or loss in the Trust Fund attributable to such contribution) may be returned to the Member Companies within one year after the date of denial of the Plan’s initial qualification provided the application for qualification is made by the time prescribed by law for filing the Member Companies’ tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, or
     (c) Any contribution which the Member Companies make under the Plan is conditioned upon the deductibility of such contribution under Section 404 of the Code and, to the extent a deduction therefor is disallowed, such contribution (subject to any depreciation or loss in the Trust Fund attributable to such contribution) may be returned to the Member Companies within one year after such disallowance, or
     (d) In the case of any residual assets remaining after satisfaction of all liabilities of the Plan, a distribution may be made of such residual assets in accordance with the provisions of Section 18.4.
     20.10 Merger Restriction. This Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would (if the plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
     20.11 Article Headings. Article headings are for convenient reference only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Article.
     20.12 Gender. Masculine gender shall include the feminine and the singular shall include the plural unless the context clearly indicates otherwise.
     20.13 Amendments. All amendments to the Plan are effective only on the date on which such amendments are adopted, unless a different effective date is expressly provided by resolution of the Board of Directors of the Sponsor, or unless any such amendment shall by its own express terms become effective at another date. Further, unless and to the extent expressly provided to the contrary in the terms of any amendment, such amendment shall not be construed to enlarge the rights of any Participant or other person with respect to a Participant whose employment terminated prior to the effective date of such amendment.
     20.14 Applicable Law. All legal questions pertaining to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Nevada, to the extent not preempted by federal law.
     20.15 Veterans’ Reemployment Rights. Notwithstanding any other provision in the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u). The Sponsor shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

ARTICLE XXI
LIMITATIONS ON BENEFITS
     21.1 Basic Limitation. Subject to the adjustments hereinafter set forth, the maximum annual amount of retirement income payable to a Participant under this Plan shall not exceed the lesser of:
     (a) One hundred sixty thousand dollars ($160,000); or
     (b) One hundred percent (100%) of the Participant’s average compensation for the three consecutive calendar years during which he was a Participant and had the greatest aggregate compensation.
     Except as provided below, a benefit payable in a form other than a straight life annuity must be adjusted to an actuarial equivalent straight life annuity before applying the limitations of this Article. The actuarial factors used to determine actuarial equivalence will be either the factors specified in Section 3.1 or the Applicable Mortality Table (as defined in Section 3.1(b)(A)) and 5%, whichever produces the higher benefit. The Applicable Interest Rate (as defined in Section 3.1(b)(B)) is substituted for 5% for forms of benefit subject to Code Section 417(e). Notwithstanding the foregoing, for the short Plan Year beginning December 1, 2005, for purposes of adjusting any benefit under this paragraph for any form of benefit subject to Code Section 417(e)(3), the interest rate assumption shall be 5.5% or the rate specified by the Plan in Section 3.1(b), whichever produces the higher benefit. The annual benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Company or an Affiliated Company. No actuarial adjustment to the benefit is required for (i) the value of a qualified joint and survivor annuity, (ii) the value of benefits that are not directly related to retirement benefits, and (iii) the value of post-retirement cost-of-living increases made in accordance with Code Section 415(d) and Treasury Regulation 1.415-3(c)(2)(iii).
For purposes of this Section, the limitation year shall be the same as the Plan Year.
     21.2 Membership in Other Defined Benefit Plans. The limitations of this Article XXI with respect to any Participant who at any time has been a participant in any other defined benefit plan (as defined in Section 414(j) of the Internal Revenue Code) maintained by the Company or an Affiliated Company shall apply as if the total benefits payable under all such defined benefit plans in which the Participant has been a participant were payable from one plan.
     21.3 Payment Prior to Age Sixty-Two or After Age Sixty-Five. If the annual benefit of a Participant commences prior to age sixty-two (62), the reduced age dollar limit is the lesser of the actuarial equivalent amount computed using the plan rate and plan mortality table used for actuarial equivalence of early retirement benefits and the actuarial equivalent of the amount at age 62 computed using a 5% interest rate and the applicable mortality table. Any decrease in the defined benefit dollar limitation determined in accordance with this provision shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.
If the annual benefit of a Participant commences after age 65, the limitation referred to in subsection (a) of Section 21.1, if necessary, will be adjusted so that it is the actuarial equivalent of an annual benefit of such dollar limitation beginning at age 65. To determine actuarial equivalence, the dollar limitation shall be the lesser of the limitation determined using the Plan rate and Plan mortality table used for late retirement benefits or 5% interest and the Applicable Mortality Table. For these purposes mortality between age 65 and the age at which benefits commence shall be ignored.
     21.4 Exception. The provisions of this Article XXI shall not apply to any Participant who has not at any time participated in any defined benefit plan (as defined in Section 415(k) of the Internal Revenue Code) maintained by the Company or any Affiliated Company if his total annual benefit computed in accordance with this Article XXI in any year is not in excess of ten thousand dollars ($10,000).
     21.5 Adjustment of Limitation. The maximum annual retirement benefit payable under this Article XXI to any Participant who has completed less than ten (10) years of service with the Company and all Affiliated Companies shall be the amount otherwise permitted to be paid under this Article XXI or, as the case may be, multiplied by a fraction, the numerator of which is the number of the Participant’s years of service and the denominator of which is ten (10). Application of this provision to the dollar limit of Section 21.1(a) shall be based upon years of Plan participation rather than years of service. Application of this provision to the percentage of compensation limit of Section 21.1(b) shall be based upon years of service.
     21.6 Adjustment. The dollar limitation on the maximum amount of annual retirement benefit prescribed by Section 21.1 shall be deemed to be adjusted annually, without the necessity of formal amendment of this Plan, for increases in the cost of living, in accordance with Regulations issued by the Secretary of the Treasury pursuant to the provisions of Section 415(d) of the Internal Revenue Code.
     21.7 Special Affiliation Rule. For purposes of this Article XXI, the determination of whether a company is an Affiliated Company shall be made after applying the modifications required by Internal Revenue Code Section 415(h) to the percentage tests of Internal Revenue Code Sections 414(b) and (c).
     21.8 Compensation. For the limited purpose of applying the provisions of Article XXI and Article XXIII, “compensation” means all wages, salaries, and fees for professional services actually rendered in the course of employment with the Company or an Affiliated Company

(including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:
     (a) Contributions to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed, or contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;
     (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
     (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and Compensation shall include elective deferrals during the Limitation Year under Code sections 125, 132(f)(4), 401(k), 403(b) and 457.

ARTICLE XXII
SPECIAL QUALIFICATION PROVISION
     (a) In the event of termination of this Plan, the benefit of any highly compensated employee (as defined under Code Section 414(q)) and of any highly compensated former employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).
     (b) In order to comply with this Section, the annual payments to a Participant described in paragraph (c) below will be restricted to an amount equal in each year to—
     (i) The accrued benefit and other benefits to which the Participant is entitled under the Plan (other than a social security supplement), and
     (ii) The amount of the payments that the Participant is entitled to receive under a social security supplement.
     The restrictions in this paragraph (b) do not apply, however, if any one of the following requirements is satisfied—
     (iii) After payment to a Participant described in subsection (c) hereof of all benefits payable to the Participant under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Code Section 412(1)(7)),
     (iv) The value of the benefits payable to the Participant under the Plan for a Participant described in subsection (c) hereof is less than one percent (1%) of the value of current liabilities before distribution, or

     (v) The value of the benefits payable to the Participant under the Plan for a Participant described in subsection (c) hereof does not exceed the amount described in Code Section 411(a)(11)(A).
     (c) The Participants whose benefits are restricted on distribution under this subsection include all highly compensated employees and highly compensated former employees; provided, however, that in any one (1) year, the total number of Participants whose benefits are subject to restrictions under this subsection is limited to the twenty-five (25) highly compensated employees and highly compensated former employees with the greatest compensation in the current or any prior Plan Year.
     (d) For purposes of this subsection, the term “benefit” includes, among other benefits, any periodic income and any death benefits not provided by insurance on the Participant’s life.
     (e) If it is determined that the provisions of this subsection are no longer necessary to qualify this Plan under the Code, this Section shall automatically become inoperative and of no effect.

ARTICLE XXIII
TOP-HEAVY PLAN RULES
     23.1 Applicability. Notwithstanding any provision in this Plan to the contrary, the provisions of this Article XXIII shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of Section 23.3.
     23.2 Definitions.
     (a) For purposes of this Article XXIII, the term “Key Employee” shall mean any employee, or former employee, who, at any time during the Plan Year, is or was —
     (i) An officer of the Company or an Affiliated Company having an annual compensation greater than one hundred thirty thousand dollars ($130,000) as adjusted under Section 416(i)(1) of the Code. However, no more than fifty (50) employees (or, if lesser, the greater of three (3) or ten percent (10%) of the employees) shall be treated as officers;
     (ii) A Five Percent Owner of the Company or an Affiliated Company; or
     (iii) A One Percent Owner of the Company or an Affiliated Company having an annual compensation from the Company or an Affiliated Company of more than One Hundred Fifty Thousand Dollars ($150,000).
     (b) For purposes of this Section 23.2, the term “Five Percent Owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or an Affiliated Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company or an Affiliated Company. The rules of subsections (b), (c), and (m) of Section 414 shall not apply for purposes of applying these ownership rules. Thus, this ownership test shall be applied separately with respect to every Affiliated Company.
     (c) For purposes of this Section 23.2, the term “One Percent Owner” means any person who would be described in Paragraph (b) if “one percent (1%)” were substituted for “five percent (5%)” each place where it appears therein.
     (d) For purposes of this Section 23.2, the rules of Code Section 318(a)(2)(C) shall be applied by substituting “five percent (5%)” for “fifty percent (50%).”
     (e) For purposes of this Article XXIII, the term “Non-Key Employee” shall mean any employee who is not a Key Employee.
     (f) For purposes of this Article XXIII, the terms “Key Employee” and “Non-Key Employee” include their Beneficiaries.
     23.3 Top-Heavy Status.
     (a) The term “Top-Heavy Plan” means, with respect to any Plan Year —
     (i) Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the Plan for Key Employees exceeds sixty percent (60%) of the present value (determined on the basis of the 1983 Group Annuity Mortality Table (5%) and including non-proportional subsidies, but excluding proportional subsidies) of the cumulative accrued benefits under the plan for all employees, and
     (ii) Any defined contribution plan if, as of the Determination Date, the aggregate of the account balances of Key Employees under the Plan exceeds sixty percent (60%) of the present value of the aggregate of the account balances of all employees under the plan.
     For purposes of this Paragraph (a), the term “Determination Date” means, with respect to any plan year, the last day of the preceding plan year. In the case of the first plan year of any plan, the term “Determination Date” shall mean the last day of that plan year. The present value of account balances under a defined contribution plan shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date. The present value of cumulative accrued benefits under a defined benefit plan shall be determined as of the same valuation date used for computing plan costs for minimum funding.
     (b) Each plan maintained by the Company or an Affiliated Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group. If a Plan maintained by the Company or an Affiliated Company is part of an Aggregation Group which is not a Top-Heavy Group, then notwithstanding anything to the contrary in this paragraph (b), no plan of the Company or an Affiliated Company shall be treated as a Top-Heavy Plan.
     (i) The term “Aggregation Group” means —
     (A) Each plan of the Company or an Affiliated Company in which a Key Employee is a Participant or participated at any time during the five-year period preceding the Determination Date (regardless of whether the plan has terminated), and

     (B) Each other plan of the Company or an Affiliated Company which enables any plan described in Subdivision (A) to meet the requirements of Code Sections 401(a)(4) or 410.
     Also, any Plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.
     (ii) The term “Top-Heavy Group” means any Aggregation Group if the sum (as of the Determination Date) of —
     (A) The present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group, and
     (B) The aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all employees.
     (iii) For purposes of determining —
     (A) The present value of the cumulative accrued benefit of any employee, or
     (B) The amount of the account balance of any employee, such present value or amount shall be increased by the aggregate distributions made with respect to the employee under the plan during the one (1) year period ending on the Determination Date. The preceding rule shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in an Aggregation

Group. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period”. Also, any rollover contribution or similar transfer initiated by the employee to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).
     (c) If any individual is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 23.3.
     (d) If any individual has not received any compensation from the Company or an Affiliated Company (other than benefits under the Plan) at any time during the one (1) year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 23.3.
     (e) For purposes of establishing the present value of a Participant’s accrued benefit in any defined benefit plan maintained or ever maintained by the Company or an Affiliated Company being tested for top-heavy status under Code Section 416, the actuarial assumptions will be identical and will be based on the interest rate and mortality assumptions described in Section 23.3(a)(i).
     23.4 Minimum Benefits.

     (a) The Plan shall provide a minimum benefit for each Plan Year in which this Plan is a top Heavy Plan for each Participant who is not classified as a “Key Employee”. This minimum benefit, when expressed as an annual retirement benefit payable in the form of a single life annuity beginning at the Participant’s Normal Retirement Age, shall not be less than the Participant’s average annual compensation during the testing period (which shall consist of the five (5) consecutive Plan Years in which the Participant completed at least 1,000 Hours of Service and had the highest compensation) multiplied by the lesser of:
     (i) Two percent (2%) multiplied by the number of his Years of Service; or
     (ii) Twenty percent (20%).
     (b) For purposes of this Section 23.4, Years of Service shall be determined under subsections (4), (5), and (6) of Code Section 411(a), but excluding:
     (i) Any year of Credited Service if the Plan was not a Top-Heavy Plan for the Plan Year ending during such Year of Service;
     (ii) Any Year of Service which was completed in a Plan Year beginning before January 1, 1984;
     (iii) Any Year of Service occurring during a Plan Year in which the Plan benefits no Key Employee or former Key Employee.
     (c) The Participant’s minimum benefit determined under this Section 23.4 shall be calculated without regard to any Social Security benefits payable to the Participant.

     (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company or an Affiliated Company, both of which are determined to be top-heavy, the defined benefit minimum will be provided under the defined benefit plan, offset by benefits provided under the defined contribution plan, in accordance with regulations issued under Code Section 416(f).
     (e) In no instance may the Plan take into account an employee’s compensation in excess of the first two hundred thousand dollars ($200,000) (or such greater amount as may be permitted pursuant to Section 416(d)(2) of the Code). For purposes of this Section 23.4, an employee’s compensation shall be determined in accordance with the rules of Code Section 415, as set forth in Section 21.8.
     23.5 Vesting Rules. In the event that the Plan is determined to be Top-Heavy in accordance with the rules of Section 21.3, then the vesting schedule set forth below shall apply automatically to all benefits accrued before the Plan became a Top-Heavy Plan and all benefits which accrue during any Plan Year in which the Plan is a Top-Heavy Plan:

Years of Service	Nonforfeitable Percentage
2	20%

3	40%

4	60%

5	80%

6 or more	100%
     If a Participant’s nonforfeitable percentage under the terms of the Plan determined without regard to this Section at any time exceeds the percentage determined above, such Participant shall be entitled to the greater percentage.

     23.6 Non-Eligible Employees. The rules of this Article XXIII shall not apply to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the employer or employers.
     EXECUTED pursuant to the                      adopting resolution of the Sponsor’s Board of Directors.

American Pacific Corporation

By

Date

SCHEDULE A
     Except as otherwise expressly provided in this Plan, if a Participant’s Pension Benefit commences prior to Normal Retirement Date the amount of Pension Benefit otherwise payable shall be reduced in accordance with this Schedule A, taking into account the number of years and full calendar months by which the date of commencement of benefits precedes the Participant’s Normal Retirement Date. The percentages shown in the table below represent the reduced percentage of the monthly amount which would have been payable commencing at Normal Retirement Date. If a Participants Pension Benefit is to be paid in a form other than the form of a single life annuity, the reduced percentage of pension income determined from this Schedule A shall be subject to further reduction as provided in this Plan.

A-1

SCHEDULE A

Yr.	Mo.	%	Yr.	Mo.	%	Yr.	Mo.	%	Yr.	Mo.	%

0	1	99.4		7	82.6	5	1	69.3		7	58.9
	2	98.8		8	82.1		2	69.0		8	58.6
	3	98.2		9	81.6		3	68.6		9	58.2
	4	97.6		10	81.1		4	68.2		10	57.9
	5	97.0		11	80.6		5	67.8		11	57.6
	6	96.3		12	80.1		6	67.4		12	57.3

	7	95.7	3	1	79.6		7	67.1	8	1	57.0
	8	95.1		2	79.2		8	66.7		2	56.7
	9	94.5		3	78.7		9	66.3		3	56.4
	10	93.9		4	78.3		10	66.0		4	56.1
	11	93.3		5	77.8		11	65.6		5	55.8
	12	92.7		6	77.3		12	65.2		6	55.5

1	1	92.2		7	76.9	6	1	64.9		7	55.3
	2	91.6		8	76.4		2	64.5		8	55.0
	3	91.0		9	76.0		3	64.2		9	54.7
	4	90.5		10	75.5		4	63.8		10	54.4
	5	90.0		11	75.1		5	63.5		11	54.1
	6	89.4		12	74.6		6	63.1		12	53.8

	7	88.8	4	1	74.2		7	62.8	9	1	53.5
	8	88.3		2	73.8		8	62.5		2	53.3
	9	87.8		3	73.4		9	62.1		3	53.0
	10	87.2		4	73.0		10	61.8		4	52.7
	11	86.6		5	72.6		11	61.4		5	52.5
	12	86.1		6	72.1		12	61.1		6	52.2

2	1	85.6		7	71.7	7	1	60.8		7	51.9
	2	85.1		8	71.3		2	60.5		8	51.7
	3	84.6		9	70.9		3	60.1		9	51.4
	4	84.1		10	70.5		4	59.8		10	51.1
	5	83.6		11	70.1		5	59.5		11	50.9
	6	83.1		12	69.7		6	59.2		12	50.6

A-2

SCHEDULE B
     If a Participant’s benefit is payable in the form of a joint and survivor annuity providing for a “reduced” monthly benefit to the Participant for his lifetime, with fifty percent (50%) of such amount to continue to be paid to another person after his death for such other person’s lifetime, the “reduced” monthly amount shall be determined from the table below, taking into account (a) the age of the Participant upon commencement of benefits, and (b) the age of the spouse or other contingent annuitant when benefits commence for the Participant. The percentages shown in the table below represent the percentage of the monthly amount which would have been payable in single life annuity form (after any reduction required by this Plan to reflect the commencement of benefits prior to Normal Retirement Date).

B-1

SCHEDULE B
Age of Participant

Age of
Spouse
or C.A.	55	56	57	58	59	60	61	62	63	64	65	66	67	68	69	70
40	90.7	90.0	89.3	88.6	87.9	87.1	86.2	85.3	84.4	83.4	82.4	81.3	80.2	79.1	77.9	76.7
41	91.0	90.4	89.6	89.0	88.2	87.5	86.6	85.7	84.8	83.9	82.8	81.8	80.7	79.6	78.4	77.2
42	91.3	90.7	90.1	89.3	88.6	87.8	87.0	86.2	85.2	84.3	83.3	82.2	81.2	80.1	78.9	77.7
43	91.6	91.1	90.4	89.8	89.0	88.2	87.4	86.6	85.7	84.7	83.7	82.7	81.6	80.6	79.4	78.2
44	92.0	91.4	90.8	90.1	89.4	88.6	87.9	87.0	86.2	85.2	84.2	83.2	82.2	81.0	79.9	78.8
45	92.4	91.8	91.1	90.5	89.8	89.1	88.3	87.5	86.6	85.7	84.8	83.7	82.6	81.6	80.4	79.3
46	92.7	92.1	91.6	90.9	90.3	89.5	88.8	87.9	87.1	86.1	85.3	84.3	83.1	82.1	81.0	79.8
47	93.1	92.5	91.9	91.3	90.6	90.0	89.2	88.4	87.5	86.6	85.7	84.8	83.7	82.6	81.5	80.4
48	93.5	92.9	92.3	91.7	91.1	90.3	89.7	88.9	88.1	87.1	86.2	85.2	84.3	83.2	82.1	81.0
49	93.8	93.3	92.7	92.1	91.5	90.8	90.0	89.3	88.5	87.7	86.7	85.8	84.7	83.8	82.7	81.5
50	94.1	93.6	93.1	92.5	91.9	91.2	90.5	89.7	89.0	88.2	87.3	86.3	85.3	84.3	83.3	82.2
51	94.4	93.9	93.4	92.9	92.3	91.6	90.9	90.2	89.4	88.6	87.8	86.9	85.8	84.9	83.8	82.9
52	94.8	94.3	93.8	93.2	92.7	92.0	91.4	90.7	89.9	89.1	88.3	87.4	86.5	85.4	84.4	83.4
53	95.0	94.6	94.1	93.6	93.0	92.5	91.8	91.1	90.4	89.6	88.7	87.9	87.0	86.1	85.0	84.0
54	95.3	94.9	94.5	94.0	93.4	92.8	92.3	91.5	90.8	90.1	89.3	88.4	87.6	86.6	85.7	84.6
55	95.6	95.2	94.8	94.3	93.8	93.2	92.6	92.0	91.3	90.5	89.8	89.0	88.0	87.2	86.3	85.3
56	95.9	95.5	95.1	94.6	94.2	93.6	93.0	92.4	91.8	91.0	90.3	89.5	88.7	87.7	86.9	86.0
57	96.1	95.8	95.4	94.9	94.5	94.0	93.4	92.8	92.2	91.5	90.8	90.0	89.2	88.4	87.4	86.6
58	96.4	96.0	95.7	95.2	94.8	94.3	93.8	93.2	92.6	92.0	91.3	90.5	89.7	88.9	88.1	87.2
59	96.6	96.3	95.9	95.6	95.1	94.6	94.2	93.7	93.0	92.4	91.8	91.1	90.3	89.5	88.7	87.9
60	96.9	96.6	96.2	95.8	95.5	95.0	94.5	94.0	93.5	92.9	92.3	91.6	90.9	90.1	89.3	88.5
61	97.0	96.8	96.5	96.2	95.7	95.4	94.9	94.4	93.9	93.4	92.7	92.1	91.4	90.8	90.0	89.2
62	97.3	97.0	96.8	96.4	96.1	95.6	95.3	94.8	94.3	93.8	93.3	92.6	92.0	91.3	90.7	89.9
63	97.5	97.3	96.9	96.7	96.4	96.0	95.6	95.2	94.7	94.3	93.7	93.2	92.6	91.9	91.3	90.6
64	97.8	97.5	97.2	96.9	96.7	96.4	96.0	95.6	95.2	94.7	94.2	93.7	93.2	92.5	91.9	91.2
65	98.0	97.8	97.5	97.3	96.9	96.7	96.4	96.0	95.6	95.2	94.7	94.2	93.7	93.2	92.5	91.9
66	98.1	98.0	97.8	97.5	97.3	97.0	96.8	96.4	96.1	95.6	95.2	94.7	94.2	93.7	93.2	92.5
67	98.3	98.1	98.1	97.9	97.5	97.3	97.0	96.8	96.4	96.1	95.8	95.2	94.7	94.3	93.7	93.3
68	98.6	98.3	98.2	98.1	97.9	97.6	97.3	97.0	96.8	96.5	96.1	95.6	95.3	94.8	94.3	93.8
69	98.7	98.6	98.4	98.2	98.1	97.9	97.6	97.4	97.1	96.8	96.5	96.1	95.7	95.3	94.9	94.4
70	98.9	98.7	98.6	98.4	98.2	98.2	98.0	97.6	97.4	97.1	96.9	96.5	96.2	95.8	95.4	95.0

B-2

SCHEDULE C
     If a Participant’s benefit is payable in the form of a joint and survivor annuity providing for a “reduced” monthly benefit to the Participant for his lifetime, with one hundred percent (100%) of such amount to continue to be paid to another person after his death for such other person’s lifetime, the “reduced” monthly amount shall be determined from the table below, taking into account (a) the age of the Participant upon commencement of benefits, and (b) the age of the spouse or other contingent annuitant when benefits commence for the Participant. The percentages shown in the table below represent the percentage of the monthly amount which would have been payable in single life annuity form (after any reduction required by this Plan to reflect the commencement of benefits prior to Normal Retirement Date).

C-1

SCHEDULE C
Age of Participant

Age of
Spouse
or C.A.	55	56	57	58	59	60	61	62	63	64	65	66	67	68	69	70
40	82.8	81.4	80.3	79.0	77.9	76.6	75.1	73.8	72.4	70.9	69.4	67.8	66.2	64.6	63.0	61.3
41	83.2	82.1	80.8	79.7	78.4	77.2	75.9	74.4	73.0	71.5	70.0	68.5	66.9	65.2	63.6	61.9
42	83.7	82.6	81.5	80.2	79.0	77.7	76.5	75.1	73.6	72.1	70.7	69.0	67.5	65.9	64.2	62.5
43	84.2	83.2	82.1	81.0	79.6	78.4	77.1	75.8	74.4	72.8	71.3	69.8	68.1	66.6	64.9	63.2
44	84.9	83.8	82.7	81.6	80.4	79.0	77.8	76.4	75.1	73.6	72.0	70.4	68.9	67.2	65.6	63.9
45	85.5	84.5	83.3	82.2	81.0	79.8	78.4	77.1	75.7	74.3	72.8	71.1	69.5	68.0	66.3	64.7
46	86.1	85.0	84.0	82.8	81.7	80.5	79.2	77.8	76.4	74.9	73.5	72.0	70.3	68.6	67.1	65.3
47	86.7	85.7	84.6	83.6	82.3	81.2	79.9	78.6	77.1	75.7	74.2	72.7	71.1	69.4	67.8	66.2
48	87.4	86.3	85.3	84.2	83.1	81.8	80.8	79.3	78.0	76.4	75.0	73.4	71.9	70.3	68.5	66.9
49	87.9	87.0	85.9	84.8	83.7	82.6	81.3	80.1	78.7	77.3	75.7	74.2	72.6	71.1	69.5	67.7
50	88.5	87.5	86.6	85.5	84.4	83.2	82.1	80.7	79.4	78.0	76.6	75.0	73.4	71.8	70.3	68.6
51	89.0	88.1	87.2	86.2	85.1	83.9	82.7	81.5	80.1	78.8	77.4	75.9	74.2	72.7	71.0	69.5
52	89.7	88.7	87.8	86.8	85.8	84.6	83.5	82.2	80.9	79.5	78.2	76.7	75.2	73.5	71.9	70.2
53	90.1	89.4	88.4	87.4	86.4	85.4	84.2	82.9	81.7	80.4	78.9	77.5	76.0	74.4	72.7	71.2
54	90.6	89.8	89.1	88.1	87.1	86.0	85.0	83.7	82.4	81.1	79.7	78.2	76.8	75.3	73.7	72.0
55	91.1	90.4	89.5	88.7	87.7	86.7	85.6	84.5	83.2	81.9	80.5	79.1	77.6	76.2	74.6	73.1
56	91.7	90.9	90.1	89.2	88.4	87.3	86.2	85.1	84.0	82.6	81.3	79.9	78.5	77.0	75.5	74.0
57	92.1	91.4	90.6	89.8	88.9	88.0	86.9	85.8	84.7	83.5	82.1	80.8	79.4	78.0	76.4	74.9
58	92.6	91.8	91.2	90.3	89.5	88.6	87.7	86.5	85.4	84.2	83.0	81.6	80.2	78.8	77.4	75.8
59	93.1	92.4	91.6	90.9	90.0	89.2	88.2	87.3	86.1	85.0	83.8	82.6	81.1	79.8	78.3	76.9
60	93.5	92.9	92.2	91.4	90.7	89.8	88.9	87.9	87.0	85.8	84.6	83.4	82.2	80.7	79.3	77.9
61	93.8	93.4	92.7	92.0	91.1	90.4	89.5	88.6	87.6	86.7	85.4	84.3	83.0	81.8	80.3	78.9
62	94.3	93.7	93.2	92.5	91.8	91.0	90.2	89.3	88.3	87.3	86.4	85.2	84.0	82.7	81.5	80.0
63	94.6	94.2	93.5	93.1	92.4	91.7	90.8	90.0	89.1	88.1	87.1	86.2	84.9	83.7	82.4	81.2
64	95.2	94.6	94.1	93.5	93.0	92.3	91.6	90.7	89.9	89.0	88.0	86.9	86.0	84.7	83.5	82.2
65	95.6	95.2	94.5	94.0	93.4	92.9	92.2	91.5	90.6	89.8	88.8	87.8	86.8	85.8	84.5	83.3
66	95.8	95.6	95.2	94.5	94.0	93.4	92.9	92.2	91.4	90.5	89.7	88.7	87.7	86.6	85.7	84.4
67	96.2	95.8	95.6	95.2	94.5	94.0	93.4	92.9	92.1	91.4	90.4	89.6	88.6	87.6	86.5	85.6
68	96.7	96.2	95.8	95.6	95.2	94.5	94.0	93.3	92.8	92.1	91.3	90.4	89.6	88.5	87.5	86.5
69	96.9	96.7	96.2	95.8	95.6	95.2	94.5	93.9	93.3	92.8	92.0	91.2	90.3	89.5	88.5	87.5
70	97.3	96.9	96.7	96.2	95.8	95.6	95.1	94.4	93.9	93.3	92.8	92.0	91.2	90.3	89.5	88.5

C-2